Exhibit 10.47

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Exhibit 10.47

AGREEMENT made as of the « 1st » day of « May » in the year «2017 »
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name, legal status, address and other information)

DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attn: James Gillard
« »

and the Contractor:
(Name, legal status, address and other information)

Skanska USA Building Inc.
4742 N. 24th Street, Suite 165
Phoenix, AZ 85016
Attn: Ross Vroman
« »

for the following Project:
(Name, location and detailed description)

«Phase 2 Tenant Improvements at »
«232 South Dobson Road,
Mesa, AZ 85202 »

The Architect:
(Name, legal status, address and other information)

Mansour Architecture Corporation
6498 Weathers Place, Suite 100
San Diego, CA 92121
Attn: Anthony Mansour     ·
« »

The Owner and Contractor agree as follows.

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

This document is not intended for use in competitive bidding.

AIA Document A201™-2007, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

Electronic copying of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	RELATIONSHIP OF THE PARTIES

4	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

5	CONTRACT SUM

6	CHANGES IN THE WORK

7	COSTS TO BE REIMBURSED

8	COSTS NOT TO BE REIMBURSED

9	DISCOUNTS, REBATES AND REFUNDS

10	SUBCONTRACTS AND OTHER AGREEMENTS

11	ACCOUNTING RECORDS

12	PAYMENTS

13	DISPUTE RESOLUTION

14	TERMINATION OR SUSPENSION

15	MISCELLANEOUS PROVISIONS

16	ENUMERATION OF CONTRACT DOCUMENTS

17	INSURANCE AND BONDS

ARTICLE 1   THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, as modified herein by the parties, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, the Exhibits to this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. If anything in the other Contract Documents, other than a Modification, is inconsistent with this Agreement, then conflicts or discrepancies shall be resolved in the following descending order of priority: (i) approved revisions and addenda, including the GMP Amendment, of later date take precedence over those of earlier date or original documents; (ii) this Agreement (including the exhibits; (iii) modifications to the General Conditions; (iv) the General Conditions; and (v) Drawings and Specifications, where Drawings govern Specifications for quantity and location and Specifications govern Drawings for quality and performance. In the event of ambiguity in quantity or quality, the greater quantity and the better quality shall govern. Work not particularly detailed or specified shall be performed in the same manner as similar portions of the Work that are detailed or specified. Owner and Contractor entered into that certain Master Services Agreement dated as of January 12, 2016, which agreement concerns a different subject matter than this Agreement, remains in full force and effect and is not superseded by the Contract Documents.

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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ARTICLE 2   THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

§ 2.1 Contractor shall provide all general contractor services, and shall perform all the work required by the Contract Documents for the complete construction of the Project in accordance with the Contract Documents, which shall include, but not be limited to, relocation of existing utilities. Contractor shall provide and furnish all materials, supplies, equipment and tools, implements, and all other facilities, and all other labor, supervision, transportation, utilities, storage, services, sales taxes, appliances and all other services as and when required for or in connection with the complete construction of the Project, including any off site construction shown on the Contract Documents (hereinafter collectively referred to as the "Work"). The phrase "the complete construction of the Project" means to perform the totality of the obligations imposed upon Contractor by the Contract Documents or reasonably inferable therefrom as necessary to complete the Work and the Project and to provide a fully complete and operational construction solution, in Contractor’s exercise of its best professional judgment, to the standards generally conveyed in the Contract Documents and customarily found in the construction industry for projects similar in size and scope to the Project.

ARTICLE 3   RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of reliance and confidence established by this Agreement and covenants with the Owner to cooperate with Owner, Owner's project manager, Gary Ghio with G2 Facilities Management Consulting (“Project Manager”) (provided, however, Owner may designate a different Project Manager by written notice to Contractor), and the Architect, and to exercise the Contractor’s best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents. Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering. Contractor shall not be responsible for the adequacy of the design criteria required by the Contract Documents.

ARTICLE 4   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 4.1 The date for the commencement of the Work (the "Commencement Date") shall be set forth in a Notice to Proceed (NTP) issued by Owner concurrent with execution of this Agreement. However, the NTP shall not be effective, and Contractor shall have no obligation to commence its Work, until Owner has fulfilled the following conditions precedent and has delivered to Contractor copies of the building permit required to be obtained by the Owner for the commencement of the Work at the site, if any, and certificates of insurance for all insurance required to be provided by Owner, including the builder’s risk insurance;
(2)    evidence sufficient to reasonably satisfy Contractor of Owner’s financing for the Project; and
(3)    reasonable access to the site.

If Owner does not issue an effective NTP, Contractor shall have no obligation to commence the Work, or any part of the Work, until Owner satisfies the above conditions precedent to the effectiveness of the NTP.
.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

« »
« »May 8, 2017

§ 4.2 The Contract Time shall be measured from the Commencement Date, subject to adjustments in Contract Time as expressly provided in the Contract Documents.

§ 4.3 The Contractor shall diligently prosecute the Work and achieve Substantial Completion of the entire Work for the Project not later than the Substantial Completion date established in a written amendment to be signed by Owner and Contractor and delivered to each other setting forth the schedule for completion of each milestone of the Work, the deadline for Substantial Completion and the Guaranteed Maximum Price (the “GMP Amendment”), subject to

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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adjustments of this Contract Time as provided in the Contract Documents (the "Substantial Completion Deadline"). Time is of the essence of this Agreement for meeting the milestones of Substantial and Final Completion.
(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. If appropriate, insert requirements for earlier Substantial Completion of certain portions of the Work.)

« »

Portion of Work	Substantial Completion date

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to achieve Substantial Completion on time, or for bonus payments for early completion of the Work.)

«Liquidated damages established as set forth in Section 4.5 below. »

§ 4.4 The Contractor agrees to complete all of the Work in accordance with the Contractor’s Schedule included in the GMP Amendment.

§ 4.5 Liquidated Damages. The Owner and the Contractor acknowledge and agree that if the Contractor does not timely achieve Substantial Completion by the Substantial Completion Deadline set forth in the GMP Amendment, (a) the Owner will suffer substantial loss of income and revenue and other damages and losses, including, without limitation, loss of business and loss or damage to reputation, business relationships, goodwill, and loss of use of the property, and (b) the actual amount of damages which the Owner would suffer would be extremely difficult and impracticable to ascertain. Accordingly, the Owner and the Contractor agree that:

(a)    If the Contractor does not timely achieve Substantial Completion by the deadline set forth in the GMP Amendment, then the following sums shall constitute a reasonable estimate of the amount of damages for such delay, and the Contractor shall pay such sums to the Owner as liquidated damages for each day or portion of a day that Substantial Completion is delayed beyond the deadline within thirty (30) calendar days upon Owner’s invoice to the Contractor:

One Thousand Dollars ($1,000.00) for each day of unexcused delay.

(b)    In no event shall the liquidated damages, in the aggregate, exceed 10 percent (10%) of Contractors Fee. The liquidated damages set forth above are the sole and exclusive remedy for Contractor’s failure to achieve Substantial Completion by the deadline set forth in the GMP Amendment.

Final completion shall occur no later than thirty (30) days after Substantial Completion. Failure to achieve Final Completion before the expiration of such thirty (30)-day period will result in liquidated damages of Five Hundred Dollars ($500.00) per day for each day in excess of thirty (30) days after Substantial Completion until Final Completion is achieved, subject to the cap set forth above.

ARTICLE 5   CONTRACT SUM
§ 5.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract, in accordance with, and subject to the terms of the conditions of the Contract Documents. The Contract Sum shall be the lesser of (a) Cost of the Work as defined in Article 7 plus the Contractor’s Fee and (b) the Guaranteed Maximum Price. A Schedule of Billable Rates is attached hereto as Exhibit C and incorporated herein.

§ 5.1.1 The Contractor’s Fee:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee.)

«four and 00/100 percent (4.0%) of the Cost of Work.

§ 5.1.2 The method of adjustment of the Contractor’s Fee for changes in the Work:

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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«In connection with any changes in the Work which increase the Contract Sum, the Contractor’s Fee shall be increased by an amount equal to four and 00/100 percent (4.0%) of that portion of the Cost of the Work incurred as a result of such changes in the Work, and in connection with any changes in the Work which decrease the Contract Sum, the Contractor’s Fee shall be reduced by an amount equal to four and 00/100 percent (4.0%) of that portion of the Cost of the Work reduced as a result of such changes in the Work. »

§ 5.1.3 Limitations, if any, on a Subcontractor’s overhead and profit for increases in the cost of its portion of the Work:

«Limitations, if any, will be agreed upon by Contractor and Owner on a trade-by-trade basis (and may be set forth in the amendment to this Agreement which documents, if applicable, the agreed-upon Guaranteed Maximum Price). »

§ 5.1.4 Rental rates for Contractor-owned equipment shall not exceed the amounts set forth in Section 7.5.2 hereof.

§ 5.1.5 Unit prices, if any:
(Identify and state the unit price; state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($0.00)

§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The Contract Sum is guaranteed by the Contractor not to exceed a maximum amount (the "Guaranteed Maximum Price") established in the GMP Amendment, subject to additions and deductions by Change Order as provided in the Contract Documents. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner. Contractor acknowledges and agrees that the Guaranteed Maximum Price includes all inflationary costs and adjustments, and labor and material escalations, in connection with the performance of the Work so long as Owner satisfies its express obligations under the Schedule and timely issues the NTP . The Guaranteed Maximum Price shall not be adjusted due to any such inflationary costs and/or escalation events so long as Owner satisfies its express obligations under the Schedule and timely issues the NTP. There shall be no shared savings clause in this Agreement. All savings will accrue to the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

« »

§ 5.2.1.1 At a time to be mutually agreed upon by the Owner and the Contractor, the Contractor shall prepare a Guaranteed Maximum Price proposal for the Owner’s review and written acceptance. The Guaranteed Maximum Price in the proposal shall be the sum of the Contractor’s reasonable estimate of the Cost of the Work, including contingencies described in Section 5.2.1.4, and the Contractor’s Fee.

§ 5.2.1.2 To the extent that the Drawings and Specifications are anticipated to require further development, the Contractor shall provide in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

§ 5.2.1.3 The Contractor shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include the following:

.1	A list of the Drawings and Specifications, including all Addenda thereto, and the Conditions of the Contract;

.2
A list of the clarifications and assumptions made by the Contractor in the preparation of the Guaranteed Maximum Price proposal, including assumptions to supplement the information provided by the Owner and contained in the Drawings and Specifications;

.3
A statement of the proposed Guaranteed Maximum Price, including a statement of the estimated Cost of the Work organized by trade categories or systems, allowances, contingency, and the Contractor’s Fee;

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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.4	The anticipated date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based (i.e., the proposed “Substantial Completion Deadline”); and

.5
A date by which the Owner must accept or reject the Guaranteed Maximum Price, which shall not be less than 30 days from the date of the Guaranteed Maximum Price proposal (it being agreed if Owner does not accept or reject the Guaranteed Maximum Price proposal in writing, it shall be deemed rejected).

§ 5.2.1.4 In preparing the Contractor’s Guaranteed Maximum Price proposal, the Contractor shall include its contingency for the Contractor’s exclusive use (hereinafter the “Construction Contingency”) as necessary to cover those costs considered reimbursable as the Cost of the Work but not included in a Change Order, and to the extent not paid for by insurance, or Subcontractor defaults. Subject to the prior written consent of Owner, which consent shall not be unreasonably withheld, the Construction Contingency shall be available for the Contractor’s exclusive use at any time to cover costs intended to be covered by the Contract Documents, including at the time of Final Payment, for reimbursement of costs and expenses (1) reasonably incurred by Contractor in performing the Work, (2) of a type that are reimbursable under this Agreement as a Cost of the Work, and (3) that are not otherwise the basis for a Change Order (it being understood that the Construction Contingency shall not be used to fund any Work which would otherwise be subject to a Change Order); including, by way of example, but not limited to, (a) Work items inadvertently omitted during the estimating and bidding process, (b) schedule recovery costs associated with normal weather, (c) cost increases due to unanticipated local labor and material market conditions, (d) interfacing omissions between and from the various categories of work; and (e) additional costs incurred due to the withdrawal or disqualification of a subcontractor bid forming the basis for the GMP prior to signing of a written subcontract, provided, however, Contractor shall not be entitled to reimbursement for any costs attributable to its negligence or willful misconduct or the failure of Contractor to perform its obligations under this Agreement. Contractor shall furnish the Owner with a monthly Contingency Log showing all reimbursements from the Construction Contingency. Costs and expenses reimbursable from the Construction Contingency shall not exceed the amount of the Construction Contingency identified as an element of the Guaranteed Maximum Price set forth in the GMP Amendment. When the Construction Contingency is exhausted, all costs and expenses that would qualify for reimbursement from the Construction Contingency shall be borne by Contractor unless such costs and expenses are otherwise compensable under the terms of this Agreement and do not cause the Guaranteed Maximum Price to be exceeded. Any amount remaining in the Construction Contingency at Final Payment shall be counted as savings that shall accrue solely to Owner.

§ 5.2.1.5 The Contractor shall meet with the Owner to review the Guaranteed Maximum Price proposal. In the event that the Owner discovers any inconsistencies or inaccuracies in the information presented, it shall notify the Contractor, who shall promptly make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis, or both, as the case may be.

§ 5.2.1.6 If the Owner notifies the Contractor in writing that the Owner has accepted the Guaranteed Maximum Price proposal before the date specified in the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price proposal shall be deemed effective without further acceptance from the Contractor. Following acceptance of a Guaranteed Maximum Price, the Owner and Contractor shall execute the Guaranteed Maximum Price Amendment amending this Agreement, a copy of which the Owner shall provide to the Architect. The Guaranteed Maximum Price Amendment shall set forth the agreed upon Guaranteed Maximum Price with the information and assumptions upon which it is based.

§ 5.2.1.7 The Contractor shall not incur any cost to be reimbursed as part of the Cost of the Work prior to the commencement of the Construction Phase, unless the Owner, in its sole and absolute discretion, provides prior written authorization for such costs “Initial Release Work.”) Written authorization for Initial Release Work shall be provided by an Approval Letter in the form at Exhibit A. All Initial Release Work performed pursuant to the Approval Letters shall be performed in accordance with the Contract Documents unless otherwise specified in the Approval Letter.  All Initial Release Work, if any, shall be deemed to be included in the scope of the Work pursuant to the Contract Documents. The Approval Letters constitute the basis upon which Initial Release Work shall be performed and upon which the Contractor shall be paid for the Initial Release Work and, unless and until the GMP is agreed to by the Owner, the Contractor shall not proceed with any other Work. The GMP shall include the cost of any Initial Release Work authorized pursuant to the Approval Letter issued prior to the establishment of the GMP.

§ 5.2.1.8 The Owner shall provide the revisions to the Drawings and Specifications to incorporate the agreed-upon assumptions and clarifications contained in the Guaranteed Maximum Price Amendment. The Owner shall promptly

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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furnish those revised Drawings and Specifications to the Contractor as they are revised and approved by Owner. The Contractor shall promptly notify the Owner of any inconsistencies between the Guaranteed Maximum Price Amendment and the revised Drawings and Specifications.

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

«To be set forth in GMP Amendment. »

§ 5.2.3 Allowances included in the Guaranteed Maximum Price, if any:
(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Price

To be set forth in GMP Amendment.

§ 5.2.4 Not used.

§ 5.2.5 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6   CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201–2007, General Conditions of the Contract for Construction.

§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of AIA Document A201–2007 and the term “costs” as used in Section 7.3.7 of AIA Document A201–2007 shall have the meanings assigned to them in AIA Document A201–2007 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in the above-referenced provisions of AIA Document A201–2007 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the term “fee” shall mean the Contractor’s Fee as defined in Section 5.1.1 of this Agreement.

§ 6.4 No change in the Work, whether by way of alteration or addition to the Work, shall be the basis of an addition to the Guaranteed Maximum Price or a change in the Contract Time unless and until such alteration or addition has been authorized by a written Change Order or Construction Change Directive executed and issued in accordance with and in strict compliance with the requirements of the Contract Documents. This requirement is of the essence of the Contract Documents. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that the Owner has been unjustly enriched by any alteration or addition to the Work, whether there is in fact any such unjust enrichment, shall be the basis for any claim to an increase in the Guaranteed Maximum Price or change in the Contract Time.

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ARTICLE 7   COSTS TO BE REIMBURSED
§ 7.1 COST OF THE WORK
§ 7.1.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior written consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

§ 7.1.2 The "Lump Sum General Conditions” shall include the following categories of Work as further described in Exhibit C:

•
Wages or salaries of on-site personnel directly employed by the Contractor to supervise the Work at the site. Wages or salaries of supervisory and administrative personnel directly employed by the Contractor engaged in the performance of the Work and located at the Site or working off-Site but only for that portion of their time required for the Work

•	Travel, accommodations and meals for Contractor’s personnel necessarily and directly incurred in connection with the performance of the Work.

•	Travel to Owners office and other ADC’s sites as specifically described in Exhibit C.

•	Expenses incurred in accordance with the Contractor’s standard written personnel policy for relocation and temporary living allowance of the Contractor’s personnel required for the Work.

•
Reasonable costs of expenses incurred in operating, maintaining and demobilizing the Site office, including the cost of office furniture, telephones, internet, postage, express delivery charges, computing equipment, software, printing equipment, office supplies, photocopying and other miscellaneous expenses as detailed in Exhibit C.

•	Accounting and data processing costs related to the Work, including the cost of information technologies support services, check processing charges and document archiving.

•	On-site meeting expenses

•
Preparation and management of the Contractor’s loss prevention program including safety orientations for all site personnel and visitors, site safety signage, the cost for the Contractor’s sponsored safety incentive program for all project participants, and any required drug testing.

•	Personal protective equipment including, hardhats, safety glasses, safety vests, gloves for Contractor’s employees and visitors to the Site.

•	Preparation and management of the Contractor’s quality control program.

•	Preparation and periodic update of the construction master project schedule.

•	Drug testing for Skanska employees

•	Temporary jobsite signage

•	Blue print reproduction

The Lump Sum General Conditions shall be adjusted as part of any adjustment of the Contract Sum due to changes, excused delays or other circumstances extending the Contract Time. In such event, the lump sum amount for General Conditions shall be increased or decreased, as the case may be, by the additional or decreased General Conditions Costs incurred or saved by Contractor during the extended period, with the Schedule of Billable Rates attached hereto as Exhibit C being used to determine the supervisory and administrative personnel costs associated with the adjustment.

Notwithstanding anything to the contrary in this Agreement, the Owner shall not be charged under any other provision of this Agreement for items covered under the Lump Sum General Conditions. Where any open cost is subject to the Owner’s prior written approval, the Contractor shall obtain this approval prior to incurring the cost.

§ 7.2 LABOR COSTS
§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s prior written approval, at off-site workshops are included in the Lump Sum General Conditions.

§ 7.2.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site are included in the Lump Sum General Conditions.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 15, the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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§ 7.2.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work are included in the Lump Sum General Conditions.

§ 7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3 are included in the Lump Sum General Conditions.

§ 7.2.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Contractor or paid to any Subcontractor or vendor, with the Owner’s prior written approval.

§ 7.3 SUBCONTRACT COSTS
Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ 7.5.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Contractor-owned item may not exceed the purchase price of any comparable item. Rates of Contractor-owned equipment and quantities of equipment shall be subject to the Owner’s prior written approval.

§ 7.5.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office are included in the Lump Sum General Conditions.

§ 7.5.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to the Owner’s prior written approval.

§ 7.6 MISCELLANEOUS COSTS
§ 7.6.1 Contractor’s Controlled Insurance Program shall be charged at 1.89–% of the Cost of Work(excluding the insurance and SubGuard costs set forth in this Section). Contractor’s Builder’s Risk Insurance shall be charged at 0.8% of the Cost of Work (excluding the insurance and SubGuard costs set forth in this Section). SubGuard shall be charged at 0.9% of the Cost of Work (excluding the (i) Cost of Work for each contract of $250,000.00 or less with any Subcontractor or supplier, and (ii) insurance and SubGuard costs set forth in this Section).

§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Contractor is liable.

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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§ 7.6.3 Fees and assessments for permits (other than the building permit which Owner will obtain), licenses and inspections for which the Contractor is required by the Contract Documents to pay.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201–2007 or by other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17 of AIA Document A201–2007 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ 7.6.6 Intentionally Deleted.

§ 7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility in the Contract Documents.

§ 7.6.8 Legal mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor after the execution of this Agreement in the performance of the Work with the Owner’s prior approval, which shall not be unreasonably withheld.

§ 7.6.9 Subject to the Owner’s prior written approval, reasonable, out-of-pocket expenses incurred in accordance with the Contractor’s standard written personnel policy for relocation and temporary living allowances of the Contractor’s personnel required for the Work.

§ 7.6.10 That portion of the reasonable, out-of-pocket expenses of the Contractor’s supervisory or administrative personnel incurred while traveling in discharge of duties connected with, and necessary for, the Work. Such expenses shall be subject to Owner’s prior written approval.

§ 7.7 OTHER COSTS AND EMERGENCIES
§ 7.7.1 Other reasonable, out-of-pocket costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ 7.7.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.4 of AIA Document A201–2007 (not caused by the negligence or willful misconduct of Contractor and/or its Subcontractors of any tier).

§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor or its Subcontractor and only to the extent that the cost of repair or correction is not recovered by the Contractor from insurance, sureties, Subcontractors, suppliers, or others.

§ 7.8 RELATED PARTY TRANSACTIONS
§ 7.8.1 For purposes of Section 7.8, the term “related party” shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Contractor; any entity in which any stockholder in, or management employee of, the Contractor owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Contractor. The term “related party” includes any member of the immediate family of any person identified above.

§ 7.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner in writing of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such written notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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or service from the related party, as a Subcontractor, according to the terms of Article 10. If the Owner fails to authorize the transaction, in writing, the Contractor shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Article 10.

ARTICLE 8   COSTS NOT TO BE REIMBURSED
§ 8.1 The Cost of the Work shall not include the items listed below:

.1
Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Section 7.2. or as may be expressly provided in Article 15;

.2	Expenses of the Contractor’s principal office and offices other than the site office;

.3	Overhead and general expenses, except as may be expressly included in Article 7;

.4	The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work;

.5
Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;

.6	Any cost not specifically and expressly described in Article 7;

.7	Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded;

.8	Any cost that is counted more than once (e.g., an item that is part of the General Condition Items may not also be counted as part of the other Cost of Work);

.9	Amounts required to be paid by Contractor for federal, state or local income or franchise taxes;

.10
Unless otherwise agreed by Owner in writing, any acceleration costs, including any and all overtime wages, arising as a result of delay in carrying out the Work caused by Contractor or its Subcontractors of any tier;

.11	Any costs or expenses in connection with any indemnity provided by Contractor pursuant to the Contract Documents;

.12	Costs associated with Contractor’s failure to obtain any and all applicable permits for which Contractor is responsible in a timely manner, as more fully described in the General Conditions; and

.13
The costs incurred by Contractor resulting from the failure of Contractor or its Subcontractors to coordinate their work with the work of Owner and its contractors, if any, or otherwise to fail to comply with written directives of Owner not in conflict with the Schedule.

ARTICLE 9   DISCOUNTS, REBATES AND REFUNDS
§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be obtained.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10   SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons from whom, or entities from which, the Contractor shall obtain bids. For each trade, Contractor shall obtain at least three (3) bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ 10.2 When a specific bidder (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the Subcontract is awarded on a cost-plus a fee basis, the Contractor shall provide in the Subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Contractor in Article 11, below.

ARTICLE 11   ACCOUNTING RECORDS
The Contractor shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Contractor’s records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor’s proposals, purchase orders, vouchers, memoranda and other data relating to this Contract. Owner agrees that the lump sum amounts, rates, multipliers and other fixed percentages and amounts to which it has agreed in writing that Contractor may charge as a Cost of the Work are subject to Owner’s audit rights only for Owner to confirm that such rates, quantities, hours, multipliers, percentages or amounts have been charged by Contractor in accordance with this Agreement, and that the composition of such rates, multipliers, percentages or amounts are not subject to audit by the Owner. The Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12   PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon monthly Applications for Payment submitted to the Architect, Project Manager and Owner by the Contractor, including any supporting documentation reasonably required by Owner and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

«On or before the twentieth (20th) day of the calendar month covered by an Application for Payment, the Owner (or its representative or Project Manager) and the Contractor shall meet to review a preliminary draft of the Application for Payment for such month (hereinafter referred to as a "Pencil Draw") prepared by the Contractor, which Pencil Draw shall be consistent with the requirements of the Contract Documents. The Contractor shall promptly revise the Pencil Draw in accordance with any objection or recommendation of the Owner that is consistent with the requirements of the Contract Documents. On or before the twenty-first (21st) day of such calendar month covered by an Application for Payment (or, if such day is not a business day, then the next succeeding business day), the Contractor and Owner shall walk the job to determine whether modification to the Pencil Draw should be made. A final Pencil Draw shall then be submitted by the Contractor to the Owner as the Application for Payment for such month, which is due by the first (1st) day of the month immediately following the month in which the Pencil Draw was first submitted. »

§ 12.1.3 Provided that a complete Application for Payment is received by the Architect and the Owner, not later than the1st day of a month, the Owner shall make payment of the certified amount to the Contractor not later than the1st day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Owner receives the Application for Payment, or such lesser time as is required by Arizona law.
(Federal, state or local laws may require payment within a certain period of time.)

§ 12.1.4 With each Application for Payment, the Contractor shall submit any evidence reasonably required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment. Further, with each Application for Payment, Contractor shall certify to Owner that except for claims

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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previously submitted in writing, as of the date of each Application for Payment, Contractor has no claims for an increase in the Guaranteed Maximum Price.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner and Architect may require. This schedule, unless objected to by the Owner or Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work. The Contractor shall ensure that each Application for Payment is accompanied by the following items: (a) certification by the Contractor that the Work for which payment is being sought has been completed in accordance with the Contract Documents and all applicable permits; (b) a conditional waiver and release of lien upon progress payment that complies with the Arizona statutory waiver form, ARS § 33-1008, for the Contractor, each Subcontractor and each Sub-Subcontractor for which payment is being sought in the total amount of the progress payment being requested; (c) an unconditional waiver and release of lien upon progress payment that complies with the Arizona statutory waiver form, ARS § 33-1008 for the Contractor with respect to all Work previously billed and paid through the preceding Application for Payment; (d) an unconditional waiver and release of lien upon progress payment that complies with the Arizona statutory waiver form, ARS § 33-1008, for each Subcontractor and Sub-Subcontractor with respect to all Work previously billed and paid through the preceding Application for Payment; and (e) a log of all Change Orders and other Modifications issued through the date of the Application for Payment.

§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1
Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.9 of the General Conditions;

.2
Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of five percent (5%);

.3
Add the Contractor’s Fee, less retainage of «zero » percent ( « 0 » %).The Contractor’s Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4	Subtract the aggregate of previous payments made by the Owner;

.5
Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s auditors in such documentation; and

.6
Subtract amounts, if any, for which the Architect (or Owner) has withheld or nullified a Certificate for Payment as provided in Section 9.5 of the General Conditions and as allowed by the Arizona Prompt Pay Act, § 32-1129.01 et seq., if applicable.

§ 12.1.8 The Owner and the Contractor shall agree upon a (1) mutually acceptable procedure for review and approval of payments to Subcontractors and (2) the percentage of retainage held on Subcontracts, and the Contractor shall execute subcontracts in accordance with those agreements. At Substantial Completion all retainage shall be released to Contractor less fifty percent (50%) of such retainage.

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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§ 12.1.9 In taking action on the Contractor’s Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections; or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s auditors acting in the sole interest of the Owner.

§ 12.2 FINAL PAYMENT
§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor within thirty (30) days or such lesser time as is required by Arizona law.

.1
the Contractor has fully performed the Contract (including all Punch List work) except for the Contractor’s responsibility to correct Work as provided in Section 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which extend beyond final payment;

.2	the Contractor has submitted a final accounting for the Cost of the Work and a final Application for Payment;

.3	a final Certificate for Payment has been issued by the Architect;

.4	a Temporary Certificate of Occupancy has been issued by the appropriate governmental agencies or all governmental sign-offs for Work; and

.5	a Conditional Waiver and Release of Lien Upon Final Payment has been issued by Contractor and all of its Subcontractors, materialmen, vendors and suppliers of all tiers.

Owner shall have no obligation to make final payment of the Contract Sum until Contractor has property served and recorded a Notice of Completion of all of the Work pursuant to applicable Arizona law.

§ 12.2.2 As a condition to Owner's obligation to pay Contractor the Final Payment, (a) final building inspections shall have been completed and sign-offs on building permits by the appropriate governmental agency shall have been delivered by Contractor to Owner, Architect and Project Manager, (b) the Project shall have been completed in accordance with the Contract Documents; (c) Contractor must have delivered to Owner and Project Manager a final certificate certifying Substantial Completion of the Project in accordance with the Contract Documents; and (d) as-built plans for the entire Project shall have been delivered to Owner in PDF and hard copy formats.

§ 12.2.3 If the Owner’s auditors report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Section 15.2 of A201–2007. A request for mediation shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Architect’s final Certificate for Payment. Failure to request mediation within this 30-day period shall result in the substantiated amount reported by the Owner’s auditors becoming binding on the Contractor. Pending a final resolution of the disputed amount, the Owner shall pay the Contractor the amount certified in the Architect’s final Certificate for Payment.

§ 12.2.4 The Owner’s final payment to the Contractor shall be made no later than thirty (30) days after the issuance of the Architect’s final Certificate for Payment and satisfaction of all other requirements under Sections 12.2.1 and 12.2.2.

« »

§ 12.2.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13   DISPUTE RESOLUTION
§ 13.1 INITIAL DECISION MAKER
The Architect will serve as Initial Decision Maker pursuant to Section 15.2 of AIA Document A201–2007, unless the parties appoint below another individual, not a party to the Agreement, to serve as Initial Decision Maker.

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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(If the parties mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect.)

« »
« »
« »
« »

§ 13.2 BINDING DISPUTE RESOLUTION
For any Claim subject to, but not resolved by mediation pursuant to Section 15.3 of AIA Document A201–2007, the method of binding dispute resolution shall be as follows:
(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

[ X ]    Arbitration pursuant to Section 15.4 of AIA Document A201-2007

[ ]    Litigation in a court of competent jurisdiction

[ ]    Other (specify)

« »

ARTICLE 14   TERMINATION OR SUSPENSION
§ 14.1 Subject to the provisions of Section 14.2 below, the Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201–2007.

§ 14.2 If the Owner terminates the Contract for cause as provided in Article 14 of AIA Document A201–2007, the amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201–2007 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

.1	Take the Cost of the Work incurred by the Contractor to the date of termination;

.2
Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

.3	Subtract the aggregate of previous payments made by the Owner.

§ 14.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 14.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 14, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§ 14.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201–2007; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A201–2007, except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Sections 5.1.1 and Section 6.4 of this Agreement.

ARTICLE 15   MISCELLANEOUS PROVISIONS
§ 15.1 Where reference is made in this Agreement to a provision of AIA Document A201–2007 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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§ 15.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

« » % « »

§ 15.3 The Owner’s representative:
(Name, address and other information)

Gary Ghio
G2 Facilities Management Consulting

Telephone:858-449-2301
Email:gary@gsquaredfmc.com

Unless and until Owner notifies Contractor to the contrary or otherwise provides Contractor with different instructions, Gary Ghio is hereby designated by Owner as its authorized representative to make decisions for, and receive information on behalf of, Owner in connection with the Work, provided, however, all written notices required to Owner under the Contract Documents shall also be given to Owner at its address on Page 1 of this Agreement and to the following: Dexcom, 6340 Sequence Drive, San Diego, CA 92121, Attn: Timothy F. O’Brien, Director Legal Affairs. In addition, all submissions or notices made by Contractor to the Architect shall simultaneously be made to Owner’s representative.

§ 15.4 The Contractor’s representative:
(Name, address and other information)

Kevin E. Devlin, Project Executive
Skanska USA Building Inc.
4742 N. 24th Street, Suite 165
Phoenix, AZ 85016
Mobile: 1 787 466 8204
Kevin.Devlin@skanska.com
« »

§ 15.5 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days’ written notice to the other party.

§ 15.6 Other provisions.

§ 15.6.1 Contractor covenants that all the Work shall be done in a good and workmanlike manner and that all materials furnished and used in connection therewith shall be new and meet the criteria provided in the Contract Documents. Contractor shall cause all materials and other parts of the Work to be readily available as and when required or needed for or in connection with the construction of the Project.

§ 15.6.2 In performing its obligations under this Agreement, the Contractor shall be deemed an independent contractor and not an agent or employee of the Owner.

§ 15.6.3 Contractor agrees to make such revisions to this Agreement as may be reasonably required by Owner’s construction lender, if any, and Contractor agrees to comply with customary requirements of construction and permanent lenders which may be reasonably imposed as a condition to payments due under this Agreement. Contractor further agrees to execute a mutually agreed upon consent of the Owner’s assignment of this Agreement to Owner’s lender within ten (10) days following a request therefor on such form as the lender may reasonably require.

§ 15.6.4 If any term, covenant or condition of the Contract Documents, or the application thereof to any persons or circumstance shall to any extent be invalid or unenforceable, then the remainder of the Contract Documents or the application of the term, covenant or condition to persons or circumstances other than those as to which it is held

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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invalid or unenforceable shall not be affected thereby, and each term, covenant and condition of the Contract Documents shall be valid and enforceable to the fullest extent permitted by law.

§ 15.6.5 Owner may designate from time to time by written notice to Contractor one or more Owner’s representatives or other parties to deal with Contractor on matters pertaining to administration of the provisions of the Contract Documents. However, only those signatories designated in writing by Owner shall have the authority to approve Change Orders increasing or decreasing the Guaranteed Maximum Price or extending the Contract Time.

§ 15.6.6 The parties agree and declare that Contractor and Owner are separate and independent entities and that Contractor has full responsibility for performance of Work and direction of the work force, subject to and under the duty of Contractor to cooperate with Owner and other contractors. Contractor recognizes that in the performance of its Work it will be required to work side by side with other contractors and representatives of Owner on the job site. Owner, Contractor and /or other contractors may or may not be signatory to collective bargaining agreements of the various labor organizations. Contractor agrees that should there be picketing or a threat of picketing by any labor organization at or near the site, (i) Contractor shall immediately notify Owner in writing of such circumstances and (ii) Owner may establish or require Contractor to establish a reserve gate system and may require Contractor’s and Owner’s employees, suppliers and subcontractors to use one or more designated gates. In that event, it shall be the affirmative obligation of Contractor as a material consideration of this Agreement to ensure that its employees, suppliers and Subcontractors use only the gate(s) or other entry way(s) so designated. Notwithstanding the establishment or non-establishment of a reserve gate system, it shall be the continuing obligation of Contractor (and its Subcontractors) to properly staff the job with qualified and skilled workmen and employees without interruption or delay and without any increase to the Guaranteed Maximum Price. Contractor agrees to cooperate fully and promptly with Owner and its representatives and attorneys with respect to any labor dispute that should arise on the site, including but not limited to the giving of testimony and evidence to the agent or judge of the National Labor Relations Board or in connection with proceedings in State or Federal court. Contractor agrees to undertake or cause to be undertaken in a prompt and expeditious manner, all action involved to resolve and/or minimize the consequences of any labor dispute that should arise on the site. Contractor hereby warrants that it is not now nor will Contractor be delinquent in the payment or reporting to any labor management benefit trust fund and further warrants that Contractor is not now nor will Contractor appear on any delinquency list published by any labor management benefit trust fund. Contractor indemnifies, defends and holds Owner entirely harmless from and against all costs, claims, liabilities, damages, delays, losses and expenses (including attorneys’ fees and costs) arising directly or indirectly from Contractor’s failure to comply with the provisions of this Section 15.6.6.

§ 15.6.7 The Contractor and Owner entered into that certain Nondisclosure Agreement dated as of November 19, 2015 (“NDA”) in order to protect certain confidential information of Owner, as further set forth in the NDA. Contractor and Owner hereby incorporate the terms, provisions and obligations of the NDA in this Agreement.

ARTICLE 16   ENUMERATION OF CONTRACT DOCUMENTS
§ 16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.

§ 16.1.1 The Agreement is this executed AIA Document A102–2007, Standard Form of Agreement Between Owner and Contractor.

§ 16.1.2 The General Conditions (as modified) are attached hereto as Exhibit C.

§ 16.1.3 The Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages

§ 16.1.4 The Specifications:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)
«See list of Exhibits at 16.1.7.2. »

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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Section	Title	Date	Pages

§ 16.1.5 The Drawings:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)
« See list of Exhibits at 16.1.7.2. »

Number	Title	Date

§ 16.1.6 The Addenda, if any:

Number	Date	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

§ 16.1.7 Additional documents, if any, forming part of the Contract Documents:

.1	AIA Document E201™–2007, Digital Data Protocol Exhibit, if completed by the parties, or the following:

« »

.2	Other documents, if any, listed below:

Exhibit A – Approval Letter
Exhibit B Clarifications and Assumptions to GMP
Exhibit C – Lump Sum General Conditions & Schedule of Billable Rates
Exhibit D – Drawings
Exhibit E – Specifications
Exhibit F – CCIP Insurance Exhibit

ARTICLE 17   INSURANCE AND BONDS

§ 17.1.1 Contractor Controlled Insurance Program. Contractor will satisfy the requirements of Section 11.1.1 of the General Conditions through a project specific Contractor Controlled Insurance Program (“CCIP”) as described in Exhibit F, which will afford similar coverage for the Subcontractors, in the minimum coverage amounts set forth below in this Article 17, with insurance written on an occurrence basis purchased from and maintained in a company or companies which have a Best’s Rating of “A/VIII” or above and which are lawfully authorized to do business in the State of Arizona. The program will be administered through the Contractor and will be billed at the value set forth in the A102 Agreement, and will be included on all change orders though Final Completion. The Contractor is responsible for all deductibles. The CCIP will include coverage for completed operations through the statute of repose for the State of Arizona. The Owner, Contractor and all tiers of Subcontractors that enter the Project site are expected to be covered, except structural demolition and abatement Subcontractors, if there are any. Any instances where work is contracted by the Owner directly (other than with Contractor) or with separate contractors are not covered by the CCIP. The Owner is required to obtain insurance from those parties, if any.

No cost saving have been guaranteed to Owner by Contractor and Contractor is not responsible for deducts in regard to any accounting for the CCIP.

§ 17.1.1.1 Workers’ Compensation
Coverage A. Statutory Benefits
Coverage B. Employers Liability

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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Bodily injury by accident:             $2,000,000 each accident
Bodily injury by disease:                 $2,000,000 policy limit
Bodily injury by disease:                $2,000,000 each employee

§ 17.1.1.2 Commercial General Liability
Commercial General Liability coverage (equivalent in coverage to ISO Form CG 00 01 with an edition date of at least 11/88) of not less than:

Each Occurrence Limit:                        $2,000,000
Personal Advertising Injury Limit:                    $2,000,000
Products/Completed Operations Aggregate Limit:            $4,000,000
General Aggregate Limit (other than Products/Completed Operations    $4,000,000

§ 17.1.1.3 Excess Liability Umbrella
Excess Liability or Umbrella coverage of not less than and including all above liability policies in the underlying.

Each Occurrence                            $25,000,000
General Aggregate                        $25,000,000

ALL OF 17.1 SUBJECT TO SKANSKA RISK MANAGEMENT REVIEW
§ 17.2 INSURANCE REQUIRED OF THE OWNER
The Owner shall purchase and maintain liability insurance, including waivers of subrogation, as set forth in Sections 11.2 of the General Conditions.
This Agreement entered into as of the day and year first written above.

THE OWNER DexCom, Inc. a Delaware corporation s/ Thomas Mead By: Thomas Mead Its: Controller Date: May 22, 2017	THE CONTRACTOR Skanska USA Building Inc. s/ Ross A. Vroman By: Ross A. Vroman Its: Area General Manager, EVP Date: May 23, 2017

AIA Document A102™ – 2007 (formerly A111™ – 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:15:24 on 01/04/2016 under Order No.3294902806_1 which expires on 12/13/2016, and is not for resale.
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EXHIBIT A
EXAMPLE APPROVAL LETTER

May 16, 2016	AWARD APPROVAL LETTER NO. 014
DexCom
6340 Sequence Drive
San Diego, CA 92121     m

Attention:	Gary Ghio
Project:	DexCom Phoenix – Phase One
Phoenix, AZ

Subject:	Subcontractor /Vendor Award Recommendation
	Bid Package No.:	4415014-012
	Trade:	Fire Sprinkler System
	Subcontractor:	Fire Protection Systems
	Award Amount:	$832,500
In accordance with the Agreement, we submit as follows our Bid Package Report and Award recommendation for the above Subcontract. We have included the final bid leveling sheet detailing the costs proposals provided. The award to Fire PS was based on the price, availability and schedule to complete the Fire Sprinkler scope items.
Note, as directed by DexCom, this Approval Letter includes the design and installation of the sprinkler system. If the supply of materials and install is wanted at a later date, an official AL will need to be signed.
Attached is the bid leveling sheet and proposals issued previously on January 08th, 2016 from the fire sprinkler bidders for your reference. Fire alarm, wiring of equipment, permits have been excluded. Also excluded are sprinklers under the equipment platform. Proposals are based off of the 10/22/15 drawings and specifications.

1.0	Bid Submission Results and Analysis:

Vendor:	Firetrol Protection Systems
Fire PS	$832,500
Olympic	$880,028
Aero	$954,650
American	$968,200

2.0	Pricing Details:

a)	Included/Excluded in the amount of this award is ALLOWANCE/Alternates:

1.	EXCLUDED ALLOWANCE – Fire/Jockey Pumps/Control Panel $205,000

2.	EXCLUDED ALLOWANCE – Sprinkler System under Equipment Platform per Fire Marshall $140,000

3.	EXCLUDED Alternate – Nitrogen Gen System $49,385 plus Skanska’s Markups

4.	EXCLUDED Alternate – Credit to not remove the underground ductile pipe noted on FP-101A and cap riser with blindflange at riser stub up. ($17,000)

Exhibit A	Page 1

b)    Recommended amount of this award. (Please refer to attached Bid Leveling Documentation for additional breakdown.)
As directed by DexCom, the price below only includes the design costs associated to the fire sprinkler system.

Fire PS (Design Only)		$45,000
CCIP	1.88%	$846.00
Subguard	0.90%	$405.00
Builders Risk	1.25%	$563.00
Skanska - Fee	3.25%	$1,521.00
TAX		EXCLUDED
	Total:	$48,335.00
As issued previously, the complete system for the fire sprinkler system for design, supply and install is as follows:

Fire PS		$832,500
CCIP	1.88%	$15,651.00
Subguard	0.90%	$7,493.00
Builders Risk	1.25%	$10,406.00
Skanska - Fee	3.25%	$28,147.00
TAX		EXCLUDED
	Total:	$894,197.00
**Note: Taxes have been excluded from this AL. A specific AL for taxes will be issued if taxes are ever to be included.

3.0	Alternates. The Award Recommendation amount includes the following alternates (as noted above):

☒	The Award Recommendation amount does not incorporate any alternates

OR

☐	The Award Recommendation amount includes the following alternates/allowances:

5.	EXCLUDED ALLOWANCE – Fire/Jockey Pumps/Control Panel $205,000
We have evaluated the Sub-contractors proposal, and have determined that the Sub-contractor has included the full scope of work. Any deviations from the original drawings, specifications, bid package documents or subcontract documents are clearly delineated in the revised scope of work which shall become part of the subcontract documents. The following documents shall be incorporated into the subcontract documents:

A	CM’s standard form of subcontract agreement with no changes
B	CM’s project schedule dated	N/A
C	Site Logistics Plan dated	N/A
D	Issue for Construction	specifications dated 10/22/2015
E	Pre-Bid Meeting Minutes dated	Dec. 2015
F	Meeting minutes from Scope review meeting dated N/A
G	Bid Addendum (a) No(s). 2 Dated
H	Other items as appropriate
Exhibit A - Approval Letter - Fire Sprinkler System 2

4.0
Schedule. We have reviewed the subcontractor’s proposal, and proposed execution of the scope, and confirm that the subcontractor will work to the Project Schedule as defined in the Contract Documents. Please note key schedule dates/durations:

Exhibit A	Page 2

5.0	M/WBE Participation.
We hereby recommend that the award of this sub-contract is made to Fire PS for the purchase order price of:

The recommended Contractor is not a M/WBE and has submitted a M/WBE utilization plan, which lists 0% Dollars ($ 0 ) of M/WBE participation.
  Forty Eight Thousand Three Hundred Thirty Five                                                                  $48,335.00             Dollars
In making this recommendation, we have carried out certain checks and procedures to satisfy ourselves as to the present capability of (Firetrol) to perform the sub-contract work; details of these are given on the attached Bid Recording Sheet.
If you are in agreement with the above recommendation, please sign where indicated below and return one signed copy of this letter authorizing us to award the subcontract. Upon receipt of this signed approval letter we will incorporate the committed sub-contract price and pending items into our next Anticipated Cost Report.

Sincerely,
DexCom
Todd Kadjan	Approved By:
Project Manager

Date:

Cc:	Kevin Devlin, Skanska USA Building

Ian Miles, Aligned Energy

Exhibit A - Approval Letter - Fire Sprinkler System 3

Exhibit A	Page 3

EXHIBIT B
CLARIFICATIONS AND ASSUMPTIONS TO GMP

Exhibit B
GMP Assumptions & Clarifications
- N/A – to be issued when GMP is established

Exhibit B	Page 1

EXHIBIT C
LUMP SUM GENERAL CONDITIONS & SCHEDULE OF BILLABLE RATES

EXHIBIT “C”
SCHEDULE OF BILLABLE RATES

Project Executive	$135/hr
Projects Manager	$100/hr
Superintendent	$125/hr
Preconstruction Director	$100/hr
MEP Coordinator	$135/hr
Mechanical Estimator	$100/hr
C/S/A Estimator	$100/hr
Electrical Estimator	$100/hr
Accounting	$70/hr
Director of Accounting	$80/hr

Alternates, Unit Prices, and Labor Rates (05/2009 ed. Rev. 1)	Page 1 of 1

Project: DEXCOM - PHASE 2

Location: Phoenix

Est Type: DD Estimate / GMP Estimate

EXHIBIT C - PRECONSTRUCTION, GENERAL CONDITIONS, GENERAL REQUIREMENTS & LOGISTICS

				2017												Total MH	Cost	4/21/2017 ESTIMATE			
				Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total	4/21/2017	Preconstruction	General Conditions	Logistics	General Req.
Preconstruction GC's	Rate	Unit																			
Mechanical Estimator	$ 100.00	hour				40	40	40	40	40	40					240	$ 24,000.00	$ 24,000.00			
C/S/A Estimator	$ 100.00	hour				40	40	40	40	40	40					240	$ 24,000.00	$ 24,000.00			
Electrical Estimator	$ 100.00	hour				40	40	40	40	40	40					240	$ 24,000.00	$ 24,000.00			
Admin	$ 55.00	hour														0	$ -	$ -			
Accountant	$ 70.00	hour														0	$ -	$ -			
Director of accounting	$ 80.00	hour														0	$ -	$ -			
IT	$ 45.00	hour														0	$ -	$ -			
VDC Budget																					
VDC Director	$ 110.00	Hour				5	5	5	5	5	5					30	$ 3,300.00	$ 3,300.00			
VDC Manager	$ 75.00	Hour				20	20	20	20	20	20					120	$ 9,000.00	$ 9,000.00			
VDC travel	$ 1,100.00	Per Trip														0	$ -	$ -			
General travel to SAN (single day)	$ 600.00	Per Trip					3	3	3							9	$ 5,400.00	$ 5,400.00			
General travel to SAN (with overnight)	$ 1,100.00	Per Trip					1									1	$ 1,100.00	$ 1,100.00			
Blueprints	$ 250.00	per month						2	2	2	2					8	$ 2,000.00	$ 2,000.00			
FEDEX	$ 175.00	per month				1	1	1	1	1	1					6	$ 1,050.00	$ 1,050.00			
Project Management Software	$ 150.00	ea				3	3									6	$ 900.00	$ 900.00			
Construction GC's																					
Project Executive	$ 135.00	hour						60	60	60	60	60	60	60	60	480	$ 64,800.00		$ 64,800.00	$ -	
Project Manager	$ 100.00	hour						175	175	175	175	175	175	175	175	1,400	$ 140,000.00		$ 140,000.00	$ -	
Project Engineer	$ 85.00	hour						175	175	175	175	175	175	175	175	1,400	$ 119,000.00		$ 119,000.00	$ -	
Superintendent	$ 125.00	hour						175	175	175	175	175	175	175	175	1,400	$ 175,000.00		$ 175,000.00	$ -	
MEP Manager	$ 100.00	hour														0	$ -		$ -	$ -	
MEP Superintendent	$ 125.00	hour														0	$ -		$ -	$ -	
Precon Dir/Coordination Specialist	$ 100.00	hour				40	40	40	40	40	40	40	40	40	40	400	$ 40,000.00		$ 40,000.00	$ -	
Safety	$ 75.00	hour						20	175	175	175	175	175	175	20	1,090	$ 81,750.00		$ 81,750.00	$ -	
QA/QC - TOP Manager	$ 75.00	hour														0	$ -		$ -	$ -	
Admin	$ 55.00	hour						175	175	175	175	175	175	175	175	1,400	$ 77,000.00		$ 77,000.00	$ -	
Accountant	$ 70.00	hour						15	15	15	15	15	15	15	15	120	$ 8,400.00		$ 8,400.00	$ -	
Director of accounting	$ 80.00	hour						5	5	5	5	5	5	5	5	40	$ 3,200.00		$ 3,200.00	$ -	
IT	$ 45.00	hour						8	8	8	8	8	8	8	8	64	$ 2,880.00		$ 2,880.00	$ -	
VDC Budget																					
VDC Director	$ 110.00	Hour										8	8	8	8	32	$ 3,520.00		$ 3,520.00	$ -	
VDC Manager	$ 75.00	Hour										20	20	20	20	80	$ 6,000.00		$ 6,000.00	$ -	
VDC travel	$ 2,500.00	Per Trip						1							1	2	$ 5,000.00		$ 5,000.00	$ -	
Check Processing	$ 175.00	per million	12													12	$ 2,100.00		$ 2,100.00		
Archiving	$ 135.00	per million	12													12	$ 1,620.00		$ 1,620.00		
Meeting Expenses	$ 750.00	ea						1	1	1	1	1	1	1	1	8	$ 6,000.00		$ 6,000.00		
Job Meetings	$ 150.00	per month						1	1	1	1	1	1	1	1	8	$ 1,200.00		$ 1,200.00		
Blueprints	$ 250.00	per month						1	1	1	1	1	1	1	1	8	$ 2,000.00		$ 2,000.00		
FEDEX	$ 175.00	per month						1	1	1	1	1	1	1	1	8	$ 1,400.00		$ 1,400.00		
Water	$ 200.00	per month						1	1	1	1	1	1	1	1	8	$ 1,600.00		$ 1,600.00		
VDC software license	$ 1,175.00	per month						1	1	1	1	1	1	1	1	8	$ 9,400.00		$ 9,400.00		
Project Management Software	$ 150.00	ea						4	4	4	4	4	4	4	4	32	$ 4,800.00		$ 4,800.00		
Staff Training	$ 650.00	ea						4	4	4	4	4	4	4	4	32	$ 20,800.00		$ 20,800.00		
Office Supplies	$ 250.00	per month						1	1	1	1	1	1	1	1	8	$ 2,000.00		$ 2,000.00		
WIFI	$ 300.00	per month						1	1	1	1	1	1	1	1	8	$ 2,400.00		$ 2,400.00		
Computers/Printers	$ 5,000.00	LS	1													1	$ 5,000.00		$ 5,000.00		
Owner Connectivity	$ 5,000.00	LS	0													0	$ -		$ -		
P6 Scheduling / Plangrid	$ 350.00	ea	1					1	1	1	1	1	1	1	1	9	$ 3,150.00		$ 3,150.00		
Sharepoint Project Software	$ 3,000.00	LS	1													1	$ 3,000.00		$ 3,000.00		
Safety Orientation	$ 50.00	ea							1	1	1	1	1	1	1	7	$ 350.00		$ 350.00		
Hardhats	$ 50.00	ea							1	1	1	1	1	1	1	7	$ 350.00		$ 350.00		
Safety Glasses	$ 50.00	ea							1	1	1	1	1	1	1	7	$ 350.00		$ 350.00		
OSHA PPE	$ 250.00	ea							1	1	1	1	1	1	1	7	$ 1,750.00		$ 1,750.00		
Safety Equipment	$ 150.00	ea							1	1	1	1	1	1	1	7	$ 1,050.00		$ 1,050.00		
Fuel/Oil/Truck	$ 900.00	ea						2	2	2	2	2	2	2	2	16	$ 14,400.00		$ 14,400.00		
GR's - FROM GC's

Exhibit C	Page 2

Exhibit C	Page 3

EXHIBIT D
DRAWINGS

Exhibit D – Drawings
N/A – Drawing List to be issued when GMP is established.

Exhibit D	Page 1

EXHIBIT E
SPECIFICATIONS

Exhibit E – Specifications
N/A – no final specifications have been issued on the project to date.

Exhibit E	Page 1

EXHIBIT F
CCIP INSURANCE EXHIBIT
F O R M S

Forward the completed Enrollment Application to the Aon administrator identified at the bottom of page 2 of this form. The administrator prior to the start of your work on-site must receive this form.
EXHIBIT 1 – Sample Enrolled Off-Site Certificate of Insurance

ACORD© CERTIFICATE OF INSURANCE				ISSUE DATE: CURRENT DATE
PRODUCER Insurance Agent’s Name And Address
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND. EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW

TELEPHONE #			COMPANIES AFFORDING COVERAGE
INSURED			COMPANY A LETTER	INSURANCE CARRIER
Subcontractor’s Name and Address			COMPANY B LETTER
Sample Certificate for Enrolled Parties			COMPANY c LETTER
Required Insurance			COMPANY D LETTER
COVERAGES
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NO.	POLICY EFF. DATE MM/DD/YY	POLICY EXP. DATE MM/DD/YY	ALL LIMITS
A	GENERAL LIABILITY ☒ COMMERCIAL GEN. LIABILITY ☐ CLAIMS MADE ☒ OCCUR. ☐OWNER’S & CONTRACTOR’S PROT. ☒ PER PROJECT AGGREGATE ENDORSEMENT	Policy Number			GENERAL AGGREGATE PRODUCTS-COMP/OPS AGGREGATE PERSONAL & ADVERTISING INJURY EACH OCCURRENCE FIRE DAMAGE (Any one fire) MEDICAL EXPENSE (Any one person)	$2,000,000 $2,000,000 $1,000,000 $1,000,000
A	AUTOMOBILE LIABILITY ☒ ANY AUTO ☐ALL OWNED AUTOS ☐SCHEDULED AUTOS ☒ HIRED AUTOS ☒ NON-OWNED AUTOS	Policy Number			COMBINED SINGLE LIMIT BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE	$1,000,000
A	EXCESS LIABILITY ☒ UMBRELLA ☐ OTHER THAN UMBRELLA FORM	Policy Number			EACH OCCURRENCE AGGREGATE	$5,000,000 $5,000,000
A	WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY	Policy Number			STATUTORY LIMITS ☒ Florida (Each accident) (Disease-policy limit) (Disease-each employee)	$500,000 $500,000 $500,000

A	OTHER: EQUIPMENT FLOATER	Policy Number		Limit equal to Full Coverage of Subcontractor’s owned or rented machinery, equipment, tools, & temporary structures not designed to become a permanent part of the Work
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS: RE: Work performed at the Skanska USA Building ABC Project. Certificate Holders are Additional Insureds on a Primary and Non-contributing basis on the General Liability (ISO endorsement CG 20 10-11/85 or its equivalent), Automobile and Excess/Umbrella Liability Policies. Waiver of Subrogation in favor of Certificate Holders applies to all policies. GL and WC coverage apply off-site.

CERTIFICATE HOLDER			CANCELLATION
Skanska USA Building Inc., Skanska USA, Inc. Indemnified Parties, any other parties as required by the Owner contract, Skanska Inc., and their respective directors, officers, employees and affiliates and ALL ENROLLED PARTIES
c/o Aon Risk Services, Inc.
4 Overlook Point
Lincolnshire, IL 60069
Attention:

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ~~ENDEAVOR TO~~ MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, ~~BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.~~

AUTHORIZED REPRESENTATIVE By: (original signature)
ACORD 25-S (3/93)				© ACORD CORPORATION 1993

Skanska USA Building Inc. CCIP Insurance Manual – Exhibit G1				30

Exhibit F	Page 1

F O R M S
EXHIBIT 2 – Sample Excluded On/Off-Site Certificate of Insurance

ACORD© CERTIFICATE OF INSURANCE		ISSUE DATE: CURRENT DATE
PRODUCER Insurance Agent’s Name And Address
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW

TELEPHONE#	COMPANIES AFFORDING COVERAGE
INSURED	COMPANY A LETTER	INSURANCE CARRIER
Name and Address	COMPANY B LETTER
Sample Certificate for Excluded Parties	COMPANY c LETTER
Required Insurance	COMPANY D LETTER
COVERAGES
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NO.	POLICY EFF. DATE MM/DD/YY	POLICY EXP. DATE MM/DD/YY	ALL LIMITS
A	GENERAL LIABILITY ☒ COMMERCIAL GEN. LIABILITY ☐CLAIMS MADE ☒ OCCUR. ☐OWNER’S & CONTRACTOR’S PROT. ☒ PER PROJECT AGGREGATE ENDORSEMENT	Policy Number			GENERAL AGGREGATE PRODUCTS-COMP/OPS AGGREGATE PERSONAL & ADVERTISING INJURY EACH OCCURRENCE FIRE DAMAGE (Any one fire) MEDICAL EXPENSE (Any one person)	$2,000,000 $2,000,000 $1,000,000 $1,000,000
A	AUTOMOBILE LIABILITY ☒ ANY AUTO ☐ALL OWNED AUTOS ☐SCHEDULED AUTOS ☒ HIRED AUTOS ☒ NON-OWNED AUTOS	Policy Number			COMBINED SINGLE LIMIT BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE	$1,000,000
A	EXCESS LIABILITY ☒ UMBRELLA ☐ OTHER THAN UMBRELLA FORM	Policy Number			EACH OCCURRENCE AGGREGATE	$5,000,000 $5,000,000
A	WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY	Policy Number			STATUTORY LIMITS ☒ Florida (Each accident) (Disease-policy limit) (Disease-each employee)	$500,000 $500,000 $500,000
A	OTHER: EQUIPMENT FLOATER	Policy Number			Limit equal to Full Coverage of Subcontractor’s owned or rented machinery, equipment, tools, & temporary structures not designed to become a permanent part of the Work
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS: RE: Work performed at the Skanska USA Building ABC Project. Certificate Holders are Additional Insureds on a Primary and Non-contributing basis on the General Liability (ISO endorsement CG 20 10-11/85 or its equivalent - attached a copy with this Certificate of Insurance), Automobile and Excess/Umbrella Liability Policies. Waiver of Subrogation in favor of Certificate Holders applies to all policies. ALL COVERAGES LISTED APPLY ON AND OFF-SITE FOR ALL OPERATIONS OF THE INSURED.

CANCELLATION
Skanska USA Building Inc., Skanska USA, Inc. Indemnified Parties, any other parties as required by the Owner contract, Skanska Inc., and their respective directors, officers, employees and affiliates and ALL ENROLLED PARTIES
c/o Aon Risk Services, Inc.
4 Overlook Point
Lincolnshire, IL 60069

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ~~ENDEAVOR TO~~ MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, ~~BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.~~

Attention:			AUTHORIZED REPRESENTATIVE By: (original signature)
ACORD 25-S (3/93)					© ACORD CORPORATION 1993

Skanska USA Building Inc. CCIP Insurance Manual – Exhibit G1						31

Exhibit F	Page 2

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
AIA® Document A201TM – 2007
General Conditions of the Contract for Construction

for the following PROJECT:
(Name and location or address)
«Tenant Improvements at »
«232 South Dobson Road,
Mesa, AZ 85202 »

THE OWNER:
(Name, legal status and address)
« DexCom, Inc. »
« 6340 Sequence Drive
San Diego, CA 92121
Attn: James Gillard »

THE CONTRACTOR:
(Name, legal status, address and other information)

Skanska USA Building Inc.
4742 N. 24th Street, Suite 165
Phoenix, AZ 85016
Attn: Ross Vroman

THE ARCHITECT:
(Name, legal status and address)
« »« »
« »

TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ARCHITECT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

ELECTRONIC COPYING of any portion of this AIA® Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
User Notes:     (910716271)
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13	MISCELLANEOUS PROVISIONS

14	TERMINATION OR SUSPENSION OF THE CONTRACT

15	CLAIMS AND DISPUTES

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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INDEX
(Topics and numbers in bold are section headings.)

Acceptance of Nonconforming Work
9.6.6, 9.9.3, 12.3
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.4.2, 13.7, 14.1, 15.2
Addenda
1.1.1, 3.11
Additional Costs, Claims for
3.7.4, 3.7.5, 6.1.1, 7.3.7.5, 10.3, 15.1.4
Additional Inspections and Testing
9.4.2, 9.8.3, 12.2.1, 13.5
Additional Insured
11.1.4
Additional Time, Claims for
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, 15.1.5
Administration of the Contract
3.1.3, 4.2, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13
Allowances
3.8, 7.3.8
All-risk Insurance
11.3.1, 11.3.1.1
Applications for Payment
4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7, 9.10, 11.1.3
Approvals
2.1.1, 2.2.2, 2.4, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10, 4.2.7, 9.3.2, 13.5.1
Arbitration
8.3.1, 11.3.10, 13.1, 15.3.2, 15.4
ARCHITECT
4
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4, 3.12.7, 4.1, 4.2, 5.2, 6.3, 7.1.2, 7.3.7, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4, 15.1.3, 15.2.1
Architect, Limitations of Authority and Responsibility
2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4, 9.4.2, 9.5.3, 9.6.4, 15.1.3, 15.2
Architect’s Additional Services and Expenses
2.4, 11.3.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect’s Administration of the Contract
3.1.3, 4.2, 3.7.4, 15.2, 9.4.1, 9.5
Architect’s Approvals
2.4, 3.1.3, 3.5, 3.10.2, 4.2.7
Architect’s Authority to Reject Work
3.5, 4.2.6, 12.1.2, 12.2.1
Architect’s Copyright
1.1.7, 1.5
Architect’s Decisions
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4.1, 9.5, 9.8.4, 9.9.1, 13.5.2, 15.2, 15.3
Architect’s Inspections
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect’s Instructions
3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.5.2
Architect’s Interpretations
4.2.11, 4.2.12
Architect’s Project Representative
4.2.10
Architect’s Relationship with Contractor
1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.4.2, 13.5, 15.2
Architect’s Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect’s Representations
9.4.2, 9.5.1, 9.10.1
Architect’s Site Visits
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1
Attorneys’ Fees
3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1, 5.2.1, 11.4.1
Binding Dispute Resolution
9.7, 11.3.9, 11.3.10, 13.1, 15.2.5, 15.2.6.1, 15.3.1, 15.3.2, 15.4.1
Boiler and Machinery Insurance
11.3.2
Bonds, Lien
7.3.7.4, 9.10.2, 9.10.3

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
User Notes:     (910716271)
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Bonds, Performance, and Payment
7.3.7.4, 9.6.7, 9.10.3, 11.3.9, 11.4
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5
Certificates for Payment
4.2.1, 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.3
Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4, 3.4.2, 3.7.4, 3.8.2.3, 3.11, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3, 7.2, 7.3.2, 7.3.6, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2, 15.1.3
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
2.2.1, 3.11, 4.2.8, 7, 7.2.1, 7.3.1, 7.4, 8.3.1, 9.3.1.1, 11.3.9
Claims, Definition of
15.1.1
CLAIMS AND DISPUTES
3.2.4, 6.1.1, 6.3, 7.3.9, 9.3.3, 9.10.4, 10.3.3, 15, 15.4
Claims and Timely Assertion of Claims
15.4.1
Claims for Additional Cost
3.2.4, 3.7.4, 6.1.1, 7.3.9, 10.3.2, 15.1.4
Claims for Additional Time
3.2.4, 3.7.4, 6.1.1, 8.3.2, 10.3.2, 15.1.5
Concealed or Unknown Conditions, Claims for
3.7.4
Claims for Damages
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Claims Subject to Arbitration
15.3.1, 15.4.1
Cleaning Up
3.15, 6.3
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.3.1, 11.3.6, 11.4.1, 15.1.4
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, 4.2.4
Completion, Conditions Relating to
3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
Compliance with Laws
1.6, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3
Concealed or Unknown Conditions
3.7.4, 4.2.8, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 6.1.1, 6.1.4
Consent, Written
3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.3.1, 13.2, 13.4.2, 15.4.4.2
Consolidation or Joinder
15.4.4
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, 6
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, 7.3, 9.3.1.1
Construction Schedules, Contractor’s
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
15.1.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.3.9, 14
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.3.6, 11.4.1
Contract Documents, Copies Furnished and Use of
1.5.2, 2.2.5, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
3.7.4, 3.8, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.3.1, 14.2.4, 14.3.2, 15.1.4, 15.2.5
Contract Sum, Definition of
9.1
Contract Time
3.7.4, 3.7.5, 3.10.2, 5.2.3, 7.2.1.3, 7.3.1, 7.3.5, 7.4, 8.1.1, 8.2.1, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 14.3.2, 15.1.5.1, 15.2.5
Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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Contractor’s Construction Schedules
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contractor’s Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1
Contractor’s Liability Insurance
11.1
Contractor’s Relationship with Separate Contractors and Owner’s Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.3.7, 12.1.2, 12.2.4
Contractor’s Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.3.1.2, 11.3.7, 11.3.8
Contractor’s Relationship with the Architect
1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.5, 15.1.2, 15.2.1
Contractor’s Representations
3.2.1, 3.2.2, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor’s Responsibility for Those Performing the Work
3.3.2, 3.18, 5.3, 6.1.3, 6.2, 9.5.1, 10.2.8
Contractor’s Review of Contract Documents
3.2
Contractor’s Right to Stop the Work
9.7
Contractor’s Right to Terminate the Contract
14.1, 15.1.6
Contractor’s Submittals
3.10, 3.11, 3.12.4, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.4.2
Contractor’s Superintendent
3.9, 10.2.6
Contractor’s Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.5, 7.3.7, 8.2, 10, 12, 14, 15.1.3
Contractual Liability Insurance
11.1.1.8, 11.2
Coordination and Correlation
1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.5, 2.2.5, 3.11
Copyrights
1.5, 3.17
Correction of Work
2.3, 2.4, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.7
Costs
2.4, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.7, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.3, 12.1.2, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
3.14, 6.2.5
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 11.1.1, 11.3, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4, 11.3.1, 12.2.4
Damages, Claims for
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Damages for Delay
6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 15.2, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4, 15.1, 15.2
Decisions to Withhold Certification
9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3, 2.4, 3.5, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Definitions
1.1, 2.1.1, 3.1.1, 3.5, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 15.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1
Delays and Extensions of Time
3.2, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.5, 15.2.5
Disputes
6.3, 7.3.9, 15.1, 15.2
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
3.11
Effective Date of Insurance
8.2.2, 11.1.2
Emergencies
10.4, 14.1.1.2, 15.1.4
Employees, Contractor’s
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1
Equipment, Labor, Materials or
1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3.1, 3.4.1, 3.5, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.5, 8.2, 9.5.1, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3.1, 15.1.3
Extensions of Time
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4, 9.5.1, 9.7, 10.3.2, 10.4, 14.3, 15.1.5, 15.2.5
Failure of Payment
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Faulty Work
(See Defective or Nonconforming Work)
Final Completion and Final Payment
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.3.1, 11.3.5, 12.3, 14.2.4, 14.4.3

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
User Notes:     (910716271)
5

Financial Arrangements, Owner’s
2.2.1, 13.2.2, 14.1.1.4
Fire and Extended Coverage Insurance
11.3.1.1
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials
10.2.4, 10.3
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, 3.18, 9.10.2, 10.3.3, 10.3.5, 10.3.6, 11.3.1.2, 11.3.7
Information and Services Required of the Owner
2.1.2, 2.2, 3.2.2, 3.12.4, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Initial Decision
15.2
Initial Decision Maker, Definition of
1.1.8
Initial Decision Maker, Decisions
14.2.2, 14.2.4, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Initial Decision Maker, Extent of Authority
14.2.2, 14.2.4, 15.1.3, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Injury or Damage to Person or Property
10.2.8, 10.4
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.5.2
Instruments of Service, Definition of
1.1.7
Insurance
3.18.1, 6.1.1, 7.3.7, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery
11.3.2
Insurance, Contractor’s Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2
Insurance, Loss of Use
11.3.3
Insurance, Owner’s Liability
11.2
Insurance, Property
10.2.5, 11.3
Insurance, Stored Materials
9.3.2
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1
Intent of the Contract Documents
1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
13.6
Interpretation
1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1
Interpretations, Written
4.2.11, 4.2.12, 15.1.4
Judgment on Final Award
15.4.2
Labor and Materials, Equipment
1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14, 15.2.8, 15.4
Liens
2.1.2, 9.3.3, 9.10.2, 9.10.4, 15.2.8
Limitations, Statutes of
12.2.5, 13.7, 15.4.1.1
Limitations of Liability
2.3, 3.2.2, 3.5, 3.12.10, 3.17, 3.18.1, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 10.2.5, 10.3.3, 11.1.2, 11.2, 11.3.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2, 5.3, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.3.1.5, 11.3.6, 11.3.10, 12.2, 13.5, 13.7, 14, 15
Loss of Use Insurance
11.3.3
Material Suppliers
1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
10.2.4, 10.3
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.5.1, 3.4.1, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic’s Lien
2.1.2, 15.2.8
Mediation
8.3.1, 10.3.5, 10.3.6, 15.2.1, 15.2.5, 15.2.6, 15.3, 15.4.1
Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8, 7.1, 7.4
MISCELLANEOUS PROVISIONS
13

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
User Notes:     (910716271)
6

Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2, 11.3.1
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, 12.3
Nonconforming Work, Rejection and Correction of
2.3, 2.4, 3.5, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Notice
2.2.1, 2.3, 2.4, 3.2.4, 3.3.1, 3.7.2, 3.12.9, 5.2.1, 9.7, 9.10, 10.2.2, 11.1.3, 12.2.2.1, 13.3, 13.5.1, 13.5.2, 14.1, 14.2, 15.2.8, 15.4.1
Notice, Written
2.3, 2.4, 3.3.1, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.3.6, 12.2.2.1, 13.3, 14, 15.2.8, 15.4.1
Notice of Claims
3.7.4, 10.2.8, 15.1.2, 15.4
Notice of Testing and Inspections
13.5.1, 13.5.2
Observations, Contractor’s
3.2, 3.7.4
Occupancy
2.2.2, 9.6.6, 9.8, 11.3.1.5
Orders, Written
1.1.1, 2.3, 3.9.2, 7, 8.2.2, 11.3.9, 12.1, 12.2.2.1, 13.5.2, 14.3.1
OWNER
2
Owner, Definition of
2.1.1
Owner, Information and Services Required of the
2.1.2, 2.2, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.3, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Owner’s Authority
1.5, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.3, 11.3.10, 12.2.2, 12.3, 13.2.2, 14.3, 14.4, 15.2.7
Owner’s Financial Capability
2.2.1, 13.2.2, 14.1.1.4
Owner’s Liability Insurance
11.2
Owner’s Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner’s Right to Carry Out the Work
2.4, 14.2.2
Owner’s Right to Clean Up
6.3
Owner’s Right to Perform Construction and to Award Separate Contracts
6.1
Owner’s Right to Stop the Work
2.3
Owner’s Right to Suspend the Work
14.3
Owner’s Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.1.6, 1.1.7, 1.5, 2.2.5, 3.2.2, 3.11, 3.17, 4.2.12, 5.3
Partial Occupancy or Use
9.6.6, 9.9, 11.3.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5, 9.6.3, 9.7, 9.8.5, 9.10.1, 14.2.3, 14.2.4, 14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Payment, Final
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 12.3, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
7.3.7.4, 9.6.7, 9.10.3, 11.4
Payments, Progress
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
PAYMENTS AND COMPLETION
9
Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 14.2.1.2
PCB
10.3.1
Performance Bond and Payment Bond
7.3.7.4, 9.6.7, 9.10.3, 11.4
Permits, Fees, Notices and Compliance with Laws
2.2.2, 3.7, 3.13, 7.3.7.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10
Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, 3.12, 4.2.7
Progress and Completion
4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.3
Progress Payments
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
Project, Definition of
1.1.4
Project Representatives
4.2.10

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
User Notes:     (910716271)
7

Property Insurance
10.2.5, 11.3
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14, 15.2.8, 15.4
Rejection of Work
3.5, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
3.2.1, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.2, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 5.3, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
3.2, 3.12.7, 6.1.3
Review of Contractor’s Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5, 3.7.4, 3.15.2, 4.2.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14, 15.4
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
15.4.1
Safety of Persons and Property
10.2, 10.4
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3, 10.1, 10.2, 10.4
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules, Construction
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 12.1.2
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.4.2, 9.10.1, 13.5
Site Visits, Architect’s
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of
1.1.6
Specifications
1.1.1, 1.1.6, 1.2.2, 1.5, 3.11, 3.12.10, 3.17, 4.2.14
Statute of Limitations
13.7, 15.4.1.1
Stopping the Work
2.3, 9.7, 10.3, 14.1
Stored Materials
6.2.1, 9.3.2, 10.2.1.2, 10.2.4
Subcontractor, Definition of
5.1.1
SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 14.1, 14.2.1
Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.7, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Submittal Schedule
3.10.2, 3.12.5, 4.2.7
Subrogation, Waivers of
6.1.1, 11.3.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
Substantial Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5, 7.3.8
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
3.7.4

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.7, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.3
Surety
5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2, 15.2.7
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.3
Suspension of the Work
5.4.2, 14.3
Suspension or Termination of the Contract
5.4.1.1, 14
Taxes
3.6, 3.8.2.1, 7.3.7.4
Termination by the Contractor
14.1, 15.1.6
Termination by the Owner for Cause
5.4.1.1, 14.2, 15.1.6
Termination by the Owner for Convenience
14.4
Termination of the Architect
4.1.3
Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1, 12.2.1, 13.5
TIME
8
Time, Delays and Extensions of
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.5, 15.2.5
Time Limits
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 12.2, 13.5, 13.7, 14, 15.1.2, 15.4
Time Limits on Claims
3.7.4, 10.2.8, 13.7, 15.1.2
Title to Work
9.3.2, 9.3.3
Transmission of Data in Digital Form
1.6
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions, Concealed or Unknown
3.7.4, 8.3.1, 10.3
Unit Prices
7.3.3.2, 7.3.4
Use of Documents
1.1.1, 1.5, 2.2.5, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Claims by the Contractor
9.10.5, 13.4.2, 15.1.6
Waiver of Claims by the Owner
9.9.3, 9.10.3, 9.10.4, 12.2.2.1, 13.4.2, 14.2.4, 15.1.6
Waiver of Consequential Damages
14.2.4, 15.1.6
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, 11.3.7
Warranty
3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7
Weather Delays
15.1.5.2
Work, Definition of
1.1.3
Written Consent
1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2, 15.4.4.2
Written Interpretations
4.2.11, 4.2.12
Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 12.2.2, 12.2.4, 13.3, 14, 15.4.1
Written Orders
1.1.1, 2.3, 3.9, 7, 8.2.2, 12.1, 12.2, 13.5.2, 14.3.1, 15.1.2

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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ARTICLE 1   GENERAL PROVISIONS
§ 1.1 BASIC DEFINITIONS
§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents are enumerated in the Agreement between the Owner and Contractor (hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Owner or Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor’s bid or proposal, or portions of Addenda relating to bidding requirements.

§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. Except as set forth in Section 5.3 and 5.4, below, the Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Contractor and the Architect or the Architect’s consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect’s consultants or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.

§ 1.1.3 THE WORK
The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by separate contractors.

§ 1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§ 1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 INSTRUMENTS OF SERVICE
Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 1.1.8 INITIAL DECISION MAKER
The Initial Decision Maker is the person identified in the Agreement to render initial decisions on Claims in accordance with Section 15.2 and certify termination of the Agreement under Section 14.2.2.

§ 1.1.9 THE GUARANTEED MAXIMUM PRICE
The Guaranteed Maximum Price or “GMP” as used herein shall refer to the Contractor’s Guaranteed Maximum Price as defined in Section 5.2 of the Agreement. Except for its use in Sections 9.1, 9.4.2 and 14.2.4, the term “Contract Sum” as used in this A201™–2007, as modified, refers to the Guaranteed Maximum Price as defined in Section 5.2 of the Agreement.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade. Contractor represents that the Subcontractors, manufacturers and suppliers engaged or to be engaged by Contractor are and will be familiar with the requirements of the Contract Documents for performance by them of their obligations.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.3 CAPITALIZATION
Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 INTERPRETATION
In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.5.1 All Drawings, Specifications, and other documents prepared by the Architect are and shall remain the property of Owner, and Owner shall retain all common law, statutory and other reserved rights with respect thereto. They shall not be used by Contractor on any other project without the prior written consent of Owner, and Contractor shall take such action as may be necessary to prevent their use on any other project or for additions to the Project outside the scope of the Work by any Subcontractor, Sub-subcontractor, or material or equipment supplier. Contractor, Subcontractors, Subsubcontractors, and material and equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications, and other documents prepared by Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the originals. Submittals or distributions necessary to meet official regulatory requirements or for other purposes relating to completion of the Project are not to be construed as a publication in derogation of the Owner's copyright or other reserved rights.

§ 1.5.2 Contractor acknowledges that it has taken measures reasonably necessary to verify and ascertain the nature and location of the Work, and that it has investigated and satisfied itself as to all general and local conditions that may affect the Work or its cost, including but not limited to: (a) conditions relating to transportation, handling, storage and disposal of materials and equipment; (b) availability of labor, power, water and other utilities, and roads; (c) uncertainties of weather, river stages, and similar physical characteristics of the site and its surroundings; and (d) character of equipment and other facilities required relative to the Work, both prior to commencement of the Work at the site and during the performance of the Work. Contractor further acknowledges that it has fully satisfied itself as to the nature, character, quality and quantity of surface conditions, materials or obstacles to be encountered to the extent that such information is reasonably available from the local municipality and other public bodies, and from the Contract Documents.

§ 1.5.3 Owner assumes no responsibility for any conclusions or interpretations made by Contractor based on the information made available by Owner, unless such information is included in the Contract Documents.

§ 1.6 TRANSMISSION OF DATA IN DIGITAL FORM
If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions, unless otherwise already provided in the Agreement or the Contract Documents, and such protocols, when agreed, shall be incorporated into the Contract Documents by amendment.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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ARTICLE 2   OWNER
§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 Prior to and after commencement of the Work, but not more than once every three (3) months, the Contractor may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements or has the financial ability to fulfill the Owner’s obligations under the Contract. The Owner shall furnish such evidence within fifteen (15) days after written request thereof from Contractor as a condition precedent to commencement of the Work. Thereafter, the furnishing of such evidence shall be a condition precedent to continuation of the Work if the request is made because (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) a change in the Work materially increases the Contract Sum; or (3) the Contractor identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due. The Owner shall furnish such evidence or as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements, if applicable, without prior notice to the Contractor.

§ 2.2.2 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work. Owner does not assume any responsibility whatsoever with respect to the sufficiency or accuracy of surveys or reports of borings made, or of the logs of test borings, or other investigations, or of the interpretations made thereof, and there is no warranty or guaranty, expressed or implied, that the conditions indicated by such investigations, borings, logs or information are representative of those existing throughout the Project site, or any part thereof, or the concealed conditions may be different from those described or may not have been identified.

§ 2.2.4 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner’s control and relevant to the Contractor’s performance of the Work with reasonable promptness after receiving the Contractor’s written request for such information or services.

§ 2.2.5 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.

§ 2.3 OWNER’S RIGHT TO STOP THE WORK
If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may, after giving Contractor written notice and a reasonable opportunity to cure, but such notice shall only be required for the first such failure as to any particular issue or obligation, issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3. Owner's exercise of the right described in this Section 2.3 shall not give rise to any extension of the Contract Time nor shall the Contract Sum include any sums, costs, or charges directly attributable to Owner's exercise of this right.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK
If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner, upon receipt of a written demand accompanied by documentation substantiating the amounts claimed.

§ 2.5 At all times prior to the completion of the Work, Owner, Architect, Project Manager, Owner's lender(s) (“Lender(s)”), if any, and all of their employees and agents, subject to Contractor’s reasonable requirements, shall have the right to have full access and use of the Work site. Owner's right hereunder shall include, without limitation, making inspections of the Work, including inspections carried out by Owner's agents (such as without limitation, Project Manager, Architect, engineers or other professional inspectors), stationing a Project director, a job supervisor and other personnel employed by Owner at the Work site, showing the Work to prospective concessionaires, tenants, lenders and other interested persons, and carrying out the work of fixturing the improvements comprising the Work for Owner's purposes in using the completed Work. Such use shall not constitute acceptance of the Work or any part thereof, or waive any of Owner's rights under the Contract Documents.

§ 2.6 Owner will not be responsible for and will not have control or charge over construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, and Owner will not be responsible for Contractor's failure to carry out the Work in accordance with the Contract Documents and applicable laws, rules and regulations. Owner will not be responsible for or have control or charge over the acts or omissions of Contractor, Subcontractors, or any of their agents or employees, or any other person performing any of the Work.

§ 2.7 Owner has the authority to reject the Work which does not conform to the Contract Documents. Whenever, in its opinion, Owner considers it necessary or advisable for implementation of the intent of the Contract Documents, Owner will have the authority to require special inspection or testing of the Work in accordance with Section 13.5.2 whether or not such Work is then fabricated, installed or completed. However, neither Owner's authority to act under this Section 2.7, nor any decision made by Owner in good faith, either to exercise or not to exercise such authority, shall give rise to any duty or responsibility of Owner to Contractor, any Subcontractor, any of their agents or employees, or any other person performing any of the Work.

§ 2.8 In the event Owner reasonably determines that the progress of Work affecting the critical path of construction is behind the progress anticipated in the schedule for the Work set forth in the GMP Amendment (the “Schedule”) , and Contractor is not entitled to receive an extension of the Contract Time in accordance with Contract Documents, Contractor shall submit to Owner for its approval a “Recovery Plan” which will indicate the manner in which Contractor intends to get the Work back on schedule in accordance with the Schedule. The cost of preparing the Recovery Plan shall be borne solely by Contractor, and shall not be the subject of a Change Order or the use of any contingency funds. In addition, Owner may require Contractor to take such actions as Owner reasonably deems necessary to expedite progress of the Work in conformance with the progress anticipated by the Schedule, which actions may include, without limitation, increasing the number of workmen performing the Work, utilizing overtime work and requiring additional work shifts. Such action by Owner to place Contractor back on schedule shall not entitle Contractor to receive any additional compensation for these activities unless Contractor would be entitled to receive an extension of Contract Time and Contractor has made such a request, all in accordance with Section 8.3.1, below.

ARTICLE 3   CONTRACTOR
§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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express authority to bind the Contractor with respect to all matters under this Contract. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor, unless the Contract Documents require the Contractor to rely upon such administration, tests, inspections or approvals.

§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents. Contractor and each Subcontractor shall evaluate and satisfy themselves as to the conditions and limitations under which the Work is to be performed, including without limitation, (1) the location, condition, layout, nature of the Project site and surrounding areas, (2) generally prevailing climactic conditions, (3) anticipated labor supply and cost, (4) availability and costs of materials, tools and equipment and (5) other similar issues. Owner assumes no responsibility or liability for the safety of the Project site or any improvements located at the Project site. The Owner shall not be required to make any adjustment in either the Contract Sum or the Contract Time in connection with any failure by the Contractor or any Subcontractor to comply with the requirements of this Section 3.2.1. The Contract Sum includes provisions for all Work that may be performed by Contractor to overcome patent site and soil conditions and, except as expressly provided in Section 3.7.4, below, claims for additional compensation or extension of time because of the Contractor’s failure to familiarize himself with such conditions will not be allowed.

§ 3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. Contractor shall at once report to Architect, Project Manager and Owner errors, inconsistencies or omissions discovered. If Contractor fails to so report such discovered errors, inconsistencies or omissions, or those that it discovered in the exercise of reasonable care, it shall be responsible for the cost of correction or, at Owner’s option, the reduction in value of any defective portion of the Work thereafter performed. Contractor further acknowledges that it has visited the site, examined all conditions affecting the Work, is fully familiar with all of the conditions thereon and affecting the same, and having carefully examined all Drawings, Specifications, and documents. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents.

§ 3.2.3 Except as otherwise provided in the Contract Documents, the Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Owner, Project Manager and Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require.

§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall make Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, it shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 3.2.5 Any ambiguities, missing information, illegible words or numbers or discrepancies discovered by Contractor shall be promptly submitted to Owner, Project Manager and Architect for a recommendation before products are ordered or construction initiated for that portion of the Work. Contractor shall perform the Work reflecting the correction of such errors, inconsistencies, and omissions subject to Owner's execution of appropriate Change Orders.
§ 3.2.5.1 Work ordered, fabricated or constructed by Contractor, when the Contract Documents do not clearly specify in detail the Work to be done or where the Work conflicts with the Contract Documents without such Change Orders, shall be corrected by Contractor at its own expense.
§ 3.2.5.2 Recommendations of Architect with regard to such ambiguities or discrepancies shall not make Architect an arbitrator to establish responsibilities of Subcontractors to Contractor with regard to such portions of the Work.

§ 3.2.6 Contractor shall notify Architect, Project Manager and Owner in writing, of materials, systems, procedures or methods of construction either shown on the Drawings or specified in the Specifications which Contractor believes are incorrect or inappropriate for the purposes intended, or for which Contractor objects to furnishing the warranties required by the Contract Documents. Architect and Owner will make a determination of such matters in writing, Contractor shall be responsible for any additional costs resulting from its failure to so notify Architect, Project Manager and Owner that such materials, systems, procedures and methods, are incorrect or inappropriate.

§ 3.2.7 Dimensions indicated on the Drawings are required dimensions, regardless of measurement per given scale. Contractor shall verify at site necessary levels, measurements, etc., for complete fabrication, assembly and installation, fitting of equipment, fixtures and the Work. Where dimensions are not indicated and exact location is not apparent, Contractor shall promptly notify Architect, Project Manager and Owner's Representative, and Architect shall compute the required measurements.

§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures (excluding any separate work performed by a third party under a separate contract directly with Owner). If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect, and the GMP or Contract Time or both shall be equitably adjusted. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any loss or damage arising solely from those Owner-required means, methods, techniques, sequences or procedures.

The Contractor shall engage workers who are skilled in performing the Work, and all Work shall be performed with care and skill and in a good workmanlike manner under the full-time supervision of an approved superintendent. The Contractor shall be liable for all property damage, including repairs and replacements of the Work, which proximately result from the breach of this duty. The Contractor shall advise the Owner:

a)    if a specified product deviates from good construction practices.

b)    If following the Specifications will affect any warranties; or

c)    any objections which the Contractor may have to the Specifications.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.3.4 In addition to Section 10.2, below, Contractor shall institute and supervise reasonable precautions to prevent damage, injury or loss to (i) all employees involved with the Work and other persons who may be affected thereby, including, without limitation, invitees, licensees, trespassers and persons on adjacent properties, (ii) all the Work and all materials and equipment to be incorporated therein, including those in storage on or off site under the care, custody or control of Contractor or any Subcontractor, (iii) Owner's personal and real property and other property at the Work site or adjacent thereto, including without limitation, fixtures, carpets, and other related items, and (iv) all of Owner's employees, agents and representatives. Contractor shall at all times take such precautions as may be necessary to shore, brace, secure and protect the Work and shall protect such parts of the Work and shall provide and maintain such security, including, without limitation, rules, guards, fences, lights and signs, as may be necessary or required to comply with this Section 3.3.4. Contractor shall further post necessary danger signs and other warnings against hazards, promulgate and enforce safety codes, rules and regulations and notify owners, lessees and users of adjacent property. Contractor shall particularly ensure and be responsible for compliance with all applicable state and federal safety laws, ordinances, rules, regulations and lawful orders of all governmental authorities and other persons or entities having jurisdiction. In any emergency threatening the Work or adjoining property, Contractor may act pursuant to Section 10.4. Contractor shall not be responsible for the costs of such emergency work, unless the emergency was due to Contractor's own fault or neglect. The Contractor shall inspect all materials delivered to the Project and shall reject any materials that will not conform with the Contract Documents when properly installed.

§ 3.3.5 Contractor shall not cause or permit any disruption to the streets and utilities serving any occupied portion of the Project, the remainder of the Project, or other properties without Owner's prior consent, which may be conditioned upon restrictions in the time, place and manner of such disruption.

§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, and temporary water, heat, utilities (including connections), transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order or Construction Change Directive.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 3.4.4 Where the Contract Documents refer to particular construction means, methods, techniques, sequences or procedures or indicate or imply that such are to be used on the Work, such mention is intended only to indicate that the operations of Contractor shall be such as to produce the quality of work implied by the operations described, but that the actual determination of whether the described operations may be safely or suitably employed on the Work shall be the responsibility of Contractor, who shall notify Architect, Project Manager and Owner in writing of the actual means, methods, techniques, sequences or procedures which will be employed on the Work, if these differ from those mentioned in the Contract Documents. All loss, damage, or liability, or cost of correcting defective work arising from the employment of any construction means, methods, techniques, sequences or procedures shall be borne by the Contractor, notwithstanding that such construction means, methods, techniques, sequences or procedures are referred to, indicated or implied by the Contract Documents.

§ 3.4.5 Any material specified by reference to the number, symbol, or title of a specific standard such as that of the American Society for Testing materials (ASTM), a Product or Commercial Standard, Federal Specification or other similar standards, shall comply with the requirements of the dated revisions stated in the Specifications, or where the Specifications contain no revision date, shall comply with the requirements of the latest revision thereof and any supplement or amendment thereto, in effect on the date of receipt of bids. The standards referred to, except as specifically modified in the Specifications, shall have the same force as if they were printed in full context within the Specifications.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 3.4.6 Contractor shall coordinate all Work of like material in order to produce harmony of matching finishes, textures, colors, etc., throughout the various components of the Project.

§ 3.4.7 Where it is required in the Specifications that materials, products, processes, equipment or the like be installed or applied in accord with manufacturer's instructions, directions, or specifications or words to this effect, it shall be construed to mean that said application or installation shall be in strict accord with current printed instructions furnished by the manufacturer of the material concerned for use under conditions similar to those at the job site. Unless otherwise stated, Contractor shall furnish one (1) copy of instructions to Owner and one (1) copy to Architect.

§ 3.5 WARRANTY
Subject to the provisions of Section 12.2 herein, the Contractor warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements shall be defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. Contractor agrees to assign to Owner at the time of final completion of the Work, any and all manufacturer's warranties relating to material and labor used in the Work and further agrees to perform the Work in such a manner so as to preserve any and all such manufacturer's warranties. Contractor shall furnish seventy-two (72) hour callback service for the equipment provided by Contractor for a period of one (1) year after final payment and acceptance of the Work. Provided, however, Contractor shall provide twenty-four (24) hours emergency call back service for all pumping systems, emergency generator, electric switch gear, smoke exhaust fans, chillers and a domestic water heaters.

§ 3.5.2 During the warranty period, Owner shall (i) establish and conduct a reasonable maintenance and repair program in and around the property; (ii) comply in all respects with the requirements set forth in the manufacturers’ warranties on all equipment, fixtures and systems; (iii) notify Contractor in writing within ten (10) business days after Owner has actual knowledge of any defect or deficiency which Owner believes is covered by Contractor’s warranty; and (iv) provide to Contractor such reasonable access necessary to inspect the work during the warranty period and correct or replace any defect covered by Contractor’s warranty. Contractor shall not be liable for any damages that could have been prevented but occurred as a result of Owner’s failure to give Contractor such notice pursuant to this Section.

§ 3.6 TAXES
The Contractor shall pay, as a Cost of the Work, sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect. The Owner is responsible to provide the Contractor with all necessary information in order to obtain all reasonable exemptions or deductions of sales, consumer, use and similar taxes that are legally available.  In the event taxes were charged by Contractor that are later determined to be exempt or nontaxable, Contractor will exhaust all commercially reasonable options to obtain a refund of such taxes from taxing authorities. Such overpaid taxes charged to the Owner shall be reflected as either a refund or a reduction of charges on future invoices after such refunds are received by Contractor.  If the Owner provides the necessary information to the Contractor or the process to obtain overpaid taxes is after the completion of the Project, then the Owner will reimburse the Contractor for all reasonable labor and material expensed to obtain overpaid taxes.

§ 3.7 PERMITS, FEES, NOTICES AND COMPLIANCE WITH LAWS
§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded. Unless otherwise provided in the Contract Documents, the Owner shall secure and pay for all non-construction-related permits as well as any permits necessary for the operation of the facility post-completion.

§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders, and all other requirements of public authorities applicable to performance

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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of the Work. If Contractor fails to give such notice, Contractor shall be liable for and shall indemnify and hold harmless Owner, Project Manager, and their respective employees, officers, and agents, against any resulting fines, penalties, liabilities, judgments or damages, including reasonable attorneys' fees, imposed on or incurred by the parties indemnified hereunder.

§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders or other requirements of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction, and shall, in addition to Owner's other remedies, pay all costs of correction, and reimburse Owner for any diminution in value of the Project and expenses incurred by Owner as a result of Contractor's actions. Contractor shall send all notices, make all necessary arrangements, and provide all labor and materials required to protect and maintain in operation of all public utilities within the Project site or affected by the Work.

§ 3.7.4 Concealed or Unknown Conditions. If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner and the Architect before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if the Architect determines that they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum, Guaranteed Maximum Price, Contract Time, or any of them. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall promptly notify the Owner and Contractor in writing, stating the reasons. If either party disputes the Architect’s determination or recommendation, that party may proceed as provided in Article 15.

§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum, Guaranteed Maximum Price, and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.

§ 3.8 ALLOWANCES
§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2 Unless otherwise provided in the Contract Documents,

.1	Allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2
Contractor’s and its Subcontractors’ (of every tier), and suppliers’ costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

.3
Whenever costs are more than or less than allowances, the Contract Sum and Guaranteed Maximum Price shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness so as not to delay the Work.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 3.9 SUPERINTENDENT
§ 3.9.1 The Contractor shall employ a competent superintendent approved in writing by Owner and necessary assistants who shall be in attendance at the Project site during performance of the Work. Contractor shall notify Owner in writing of any proposed change in such personnel, including the reason therefore, prior to making any change. Such personnel shall not be changed except with the consent of Owner, unless such personnel cease to be in the employ of Contractor. Ross Vroman and Kevin Devlin of Contractor shall, subject to change by prior written notice from Contractor to Owner, represent Contractor, and written communications given to them shall be binding on Contractor.

§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner, Project Manager and Architect the name and qualifications of a proposed superintendent. The Owner, Project Manager and Architect may reply within 14 days to the Contractor in writing stating (1) whether the Owner, Project Manager or the Architect have reasonable objection to the proposed superintendent or (2) that the Owner, Project Manager and Architect requires additional time to review. Failure of the Owner, Project Manager and Architect to reply within the 14 day period shall constitute notice of no reasonable objection.

§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner, Project Manager or Architect has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner’s consent, which shall not unreasonably be withheld or delayed.

§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after the Agreement is executed by both Owner and Contractor, shall prepare and submit for the Owner’s, Project Manager’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 3.10.2 The Contractor shall prepare a submittal schedule, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, and shall submit the submittal schedule for the Architect’s approval. The Architect’s approval shall not unreasonably be delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor’s construction schedule, and (2) allow the Architect reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE
The Contractor shall maintain at the site for the Owner one copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Owner and Architect and shall be delivered to the Owner upon completion of the Work as a record of the Work as constructed. The Contractor shall also maintain all approved permit drawings and other documents at the site, so as to make them accessible to inspectors and the Owner at all times that the Work is in progress. Such documents shall be delivered to the Owner before final payment.

§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. Their purpose is to demonstrate the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, and submit for approval to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.

§ 3.12.6 By submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (1) reviewed them, and (2) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice, the Architect’s approval of a resubmission shall not apply to such revisions.

§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering including, but not limited to, seismic engineering design and/or structural design required as a result of construction sequences. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications and approvals performed or provided by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance and design criteria specified in the Contract Documents.

§ 3.13 USE OF SITE
The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting and patching shall be restored to the condition existing prior to the cutting, fitting and patching, unless otherwise required by the Contract Documents.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.

§ 3.14.3 The Contractor shall locate, protect, and save from injury utilities of all kinds, either above or below grade, (i) of which Contractor has actual knowledge, (ii) that are set forth in plans given to, or obtained by, Contractor or (iii) that are marked by Underground Service Alert, inside or outside of any structure, found in the areas affected by its work. Contractor shall be responsible for all damage caused to such utility by the operation of equipment or delivery of materials or as the direct or indirect result of any of its work and shall repair all such damage at its expense and as a part of the work included in the Contract Documents. The Contractor shall not be entitled to any increase in the Contract Sum or the Contract Time on account of such damage to any utility, so long as Contractor either had actual knowledge of such utility, such utility was set forth in plans given to, or obtained by, Contractor, or such utility was marked by Underground Service Alert.

§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials from and about the Project.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and Owner shall be entitled to reimbursement from the Contractor.

§ 3.15.3 Contractor shall be responsible for broken glass, and at or before completion of the Work, as directed by Owner, shall replace such damaged or broken glass. After broken glass has been replaced, Contractor shall remove all labels, wash, and policy both sides of all glass. Further, in addition to general broom cleaning, Contractor shall perform the final cleaning for all trades immediately upon completion of the Work, which shall include, but not limited to, the following: (a) remove temporary protections; (b) remove marks, stains, fingerprints and other soil or dirt from painted, decorated, and natural finished woodwork and other Work; (c) remove spots, mortar, plaster, soil and paint from ceramic tile, marble, and other finish materials and wash or wipe clean; (d) clean fixtures, cabinet work and equipment, removing stains, paint, dirt, and dust and leave in undamaged, new condition; (e) clean aluminum in accordance with recommendations of the manufacturer; and (f) clean resilient floors thoroughly with a well rinsed mop containing only enough moisture to clean off any surface dirt or dust and buff dry by machine to bring the surfaces to sheen.

§ 3.15.4 Costs incurred by Owner under this Section 3.15 shall be deducted from amounts otherwise due to Contractor, or at Owner's option, reimbursed by Contractor to Owner immediately following Owner's demand.

§ 3.16 ACCESS TO WORK
The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to know that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent permitted by law the Contractor shall indemnify, defend and hold harmless the Owner, Project Manager, Owner’s Lender and agents and employees of any of them (collectively, the “Indemnitees”) from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, brought by or alleged by a third party arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section 3.18.

§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

§ 3.18.3 Contractor shall include in all agreements with Subcontractors clauses substantially similar to Subparagraph 3.18.1 where the Subcontractor agrees to indemnify Contractor and Indemnitees.

§ 3.19 LENDER’S CERTIFICATE

§ 3.19.1 Within ten (10) days of Owner's request, Contractor shall execute and deliver to Owner and its lender(s) having an interest in the Project, a certificate addressed to Owner and such lender(s) concerning the compliance of the Work with the Contract Documents and applicable laws and regulations, the status of completion of the Work, the status of payments and defaults, and such other matters as such lender(s) may request. Such requests shall not be made an unreasonable number of times.

§ 3.20 REPRESENTATIONS AND WARRANTIES
§ 3.20.1 Contractor represents and warrants the following to Owner (in addition to the other representations and warranties contained in the Contract Documents), which representations and warranties shall survive any termination of the Owner-Contractor Agreement and the final completion of the Work:

§ 3.20.1.1 that it is financially solvent, able to pay its debts as they mature and possessed of sufficient working capital to complete the Work and perform its obligations under Contract Documents;

§ 3.20.1.2 that it is able to furnish the tools, materials, supplies, equipment, and labor required to complete the Work and perform its obligations under the Contract Documents and has sufficient experience and competence to do so; and

§ 3.20.1.3 that it is authorized to do business in the State of Arizona and properly licensed by all necessary governmental authorities having jurisdiction over it and over the Work and the site of the Project.

§ 3.21 PUBLICITY
§ 3.21.1 The Contractor shall not divulge information concerning this Project to anyone (including, without limitation, information in applications for permits, variances, etc.) without the Owner's prior written consent. The Contractor shall obtain a similar agreement from firms, subcontractors, suppliers, and others employed by the Contractor. The Owner reserves the right to release all information as well as to time its release, form, and content. This requirement shall survive the expiration of the Contract. Contractor’s ultimate parent company, Skanska AB, the shares of which are publicly traded on the NASDAQ OMX Stockholm, will be required by applicable securities laws and regulations to issue one or more press releases concerning this Agreement if the total amount of this Agreement exceeds $35,000,000.00. Attached hereto as Schedule 1 is a press release in form approved by Owner for such a press release in the event the total amount of this Agreement exceeds $35,000,000.00, provided, however, the Contractor shall give the Owner five (5) business days’ prior written notice of issuance of it. Contractor shall give Owner any other press release(s) at least five (5) business days prior to issuance for Owner to review and

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approve by written notice to Contractor, provided that such approval shall not to be unreasonably withheld, conditioned or delayed.

§ 3.22 LENDER’S ARCHITECT
§ 3.22.1 If the Owner's lender requires the services of an inspecting architect or other representative, the Owner may require the concurrence of such inspecting architect or lender's representative in each instance where the approval of the Owner or the Architect herein is required by any provision of the Contract Documents. The Contractor shall fully cooperate with such inspecting architect or lender representative.

ARTICLE 4   ARCHITECT
§ 4.1 GENERAL
§ 4.1.1 The Owner shall retain an architect lawfully licensed to practice architecture or an entity lawfully practicing architecture in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.

§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

§ 4.1.3 If the employment of the Architect is terminated, the Owner shall employ a successor architect as to whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the Architect.

§ 4.2 ADMINISTRATION OF THE CONTRACT
§ 4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents and will be an Owner’s representative during construction until the date the Architect issues the final Certificate for Payment. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.

§ 4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.

§ 4.2.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION
Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5 Based on the Architect’s evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 4.2.6 The Architect has authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the

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Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Architect will review and approve, or take other appropriate action upon, the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness so as not to delay the Work. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Section 7.4. The Architect will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

§ 4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions rendered in good faith.

§ 4.2.13 [Intentionally Deleted.]

§ 4.2.14 The Architect will review and respond to requests for information about the Contract Documents. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness so as not to delay the Progress of the Work. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.

ARTICLE 5   SUBCONTRACTORS
§ 5.1 DEFINITIONS
§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract

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Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK
§ 5.2.1 Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner, with copies to, Architect and Project Manager, the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner and Architect may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect have reasonable objection to any such proposed person or entity or (2) that the Owner or Architect requires additional time for review. Failure of the Owner or Architect to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum, Guaranteed Maximum Price or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not substitute a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitution.

§ 5.2.5 All portions of the Work that the Contractor's organization does not perform with its own personnel shall be performed under Subcontracts or by other appropriate agreements with Contractor. Prior to awarding a portion of the Work to any proposed Subcontractor, Contractor shall deliver to Owner a copy of any proposed Subcontractor's bid. All Subcontracts shall conform to the requirements of the Contract Documents. Contractor shall deliver to Owner copies of all Subcontracts both prior to and following their execution.

§ 5.3 SUBCONTRACTUAL RELATIONS
§ 5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.3.2 All Work performed for Contractor by a Subcontractor shall be pursuant to an appropriate written agreement between Contractor and the Subcontractor (and where appropriate between Subcontractors and Sub-subcontractors) which shall include a schedule of value approved by Owner, and which shall contain provisions that:

§ 5.3.2.1 provide that Owner is an express third party beneficiary of the subcontract, and preserve and protect the rights of Owner under the Contract with respect to the Work to be performed under the subcontract so that the subcontracting thereof will not prejudice such right;

§ 5.3.2.2 require such Work be performed in accordance with the requirements of the Contract Documents;

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§ 5.3.2.3 include the Subcontractor's acknowledgment that Contractor has assigned its interest in the subcontract to Owner, which assignment shall become effective upon Contractor's default under the Contract Documents and Subcontractor's receipt of notification from Owner that (a) Contractor is in default under the Contract Documents or Owner has terminated the Contract; and (b) the assignment is effective;

§ 5.3.2.4 require submission to Contractor of applications for payment under each subcontract to which Contractor is a party, in reasonable time to enable the Contractor to apply for payment in accordance with Article 9 of the General Conditions and Article 12 of the Agreement;

§ 5.3.2.5 require that all claims for additional costs, extensions of time, damages for delays or otherwise with respect to subcontracted portions of the Work shall be submitted to Contractor (via any Subcontractor or Sub-subcontractor where appropriate) in sufficient time so that Contractor may comply in the manner provided in the Contract Documents for like claims by Contractor upon Owner; and

§ 5.3.2.6 waive all rights Contractor and Subcontractor may have against one another for damages caused by fire or other perils covered by property insurance.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that

.1
assignment is effective only after termination of the Contract by the Owner pursuant to Article 14 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts in writing the assignment of a subcontract agreement, the Owner, on a going forward basis, assumes the Contractor’s rights and obligations under the subcontract. In no event shall Owner have any obligation to cure the Contractor’s breach of the subcontract.

§ 5.4.2 [Intentionally Deleted]

§ 5.4.3 Upon such assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity.

§ 5.4.4 Upon such assignment, the Owner shall defend, indemnify and hold Contractor harmless against any and all claims of Subcontractors arising after the effective date of such assignment based on acts occurring thereafter whose Subcontracts have been assigned to the Owner.

ARTICLE 6   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Article 15.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement, and Contract Sum and Contract Time will be equitably adjusted as is appropriate. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

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§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights that apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.

§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Contractor’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a separate contractor’s delays, improperly timed activities, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER’S RIGHT TO CLEAN UP
If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate reasonably the cost among those responsible.

ARTICLE 7   CHANGES IN THE WORK
§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

§ 7.1.4 Owner shall order changes in the Work by giving Contractor a written change order request (“Change Order Request”), setting forth in detail the nature of the requested change. Contractor shall, as soon as reasonably possible, but not later than ten (10) days following receipt of a Change Order Request, furnish to Owner a statement setting forth in detail, with suitable breakdown by trades and work classifications, the changes, if any, in the Contract Sum attributable to the changes set forth in such Change Order Request, the proposed adjustment, if any, to the Contract Time resulting from such Change Order Request and any proposed adjustments of time and costs related to unchanged Work resulting from such Change Order Request. If Owner approves such changes in writing, a change order (“Change Order”) shall be executed and the Contract Sum and Contract Time shall be adjusted as set forth in such Change Order. Failure to agree on the price of any Change Order shall not excuse Contractor from proceeding with the prosecution of the Work as changed (provided Owner issues a Construction Change Directive) for an

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amount equal to the amount undisputed by Owner for such a Change Order, with Contractor reserving its rights to claim additional compensation for the disputed portion of such Change Order work.

§ 7.1.5 Owner and Contractor shall be entitled to receive a Change Order equitably adjusting (either by decrease or increase) the Guaranteed Maximum Price or the Contract Time or both for adverse or beneficial cost and schedule impacts to the Work from the a change in any applicable law, including the interpretation or application thereof, after the date the GMP is established.

§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect stating their agreement upon all of the following:

.1	The change in the Work;

.2	The amount of the adjustment, if any, in the Contract Sum and Guaranteed Maximum Price; and

.3	The extent of the adjustment, if any, in the Contract Time.

§ 7.2.2 Agreement on any Change Order shall constitute a final settlement of all matters relating to the change in the Work which is the subject of the Change Order, including, but not limited to, all direct and indirect costs associated with such change and any and all adjustments to the Contract Sum and the Contract Time. In the event a Change Order increases the Contract Sum, Contractor shall include the Work covered by such Change Orders in Applications for Payment as if such Work were originally part of the Contract Documents.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum, Guaranteed Maximum Price, or Contract Time, or any of them. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum, Guaranteed Maximum Price and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2	Unit prices stated in the Contract Documents or subsequently agreed upon;

.3	Cost to be determined in a manner agreed upon by the parties, plus the Contractor’s Fee set forth in Section 5.1.1 of the Agreement; or

.4	As provided in Section 7.3.7.

§ 7.3.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 7.3.5 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum, Guaranteed Maximum Price or Contract Time.

§ 7.3.6 A Construction Change Directive signed by the Contractor indicates the Contractor’s agreement therewith, including adjustment in Contract Sum, Guaranteed Maximum Price and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.7 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Architect shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an

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amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.7 shall be limited to the following:

.1	Costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.2	Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3	Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

.4	Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work;

.5	Additional costs of supervision and field office personnel directly attributable to the change; and

.6	Any additional costs allowed by Article 6 of the Agreement.

§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Architect will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Architect determines, in the Architect’s professional judgment, to be reasonably justified. The Architect’s interim determination of cost shall adjust the Contract Sum and Guaranteed Maximum Price on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 15.

§ 7.3.10 When the Owner and Contractor agree with a determination made by the Architect concerning the adjustments in the Contract Sum, Guaranteed Maximum Price and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.

§ 7.4 MINOR CHANGES IN THE WORK
The Architect has authority to order minor changes in the Work not involving adjustment in the Contract Sum, Guaranteed Maximum Price or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes will be effected by written order signed by the Architect and shall be binding on the Owner and Contractor, subject to the right of Contractor to reasonably disagree and assert a Claim in accordance with Article 15.

ARTICLE 8   TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Section 9.8.

§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract with respect to its obligation to achieve Substantial and Final Completion of the Work as adjusted by change order. By executing the Agreement the Contractor confirms that the Contract Time, subject to adjustments as provided for in the Contract Documents, is a reasonable period for performing the Work.

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§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time, subject to adjustments as provided for in the Contract Documents.

§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If Contractor is delayed in the performance of the Work by any act or neglect of Owner or Architect, or by an employee, agent or representative of Owner or by changes ordered in the Work, or by the combined action of workmen (either those employed on the Work or in any industry essential to the conduct of the Work) not caused by or resulting from default, negligence or collusion on the part of Contractor or its Subcontractors of every tier, or if Contractor is delayed by separate contractors, or by unusually severe weather conditions not reasonably anticipatable for the locale, or by fire, unavoidable casualty, acts of God, “Excusable Labor Disputes” or “Excusable Transportation Delays” (as those terms are defined below), or national emergency, then the Contract Time shall be extended by Change Order for a period equal to the length of such delay as measured on the critical path of the Schedule if, within fourteen (14) days after the commencement of any such delay, or fourteen (14) days after Contractor learned of the delay, whichever is later, Contractor delivers to Owner a written notice of such delay stating the nature thereof, and within fourteen (14) days following the expiration of any such delay, provides a written request for extension of the Contract Time by reason of such delay and such extension is approved by Owner, which approval shall not be unreasonably withheld; provided, however, that no such extension shall be given unless the delay for which a request for extension is made is included in those items for which an extension of the Contract Time is appropriate pursuant to the provisions of this Subparagraph 8.3.1. As used herein, the term “Excusable Labor Dispute” shall be defined as any labor dispute directed against an entire industry, or any labor dispute that is not directed solely against the Project, the Contractor or any of its Subcontractors or suppliers, and which prevents Contractor from obtaining labor or materials necessary for performance of the Work and actually delays the performance of the Work; provided, however, that suitable substitute materials or labor are not reasonably obtainable. As used herein, the term “Excusable Transportation Delay” shall be defined as any labor dispute directed against an entire industry, or any labor dispute that is not directed solely against the Project, the Contractor or any of its Subcontractors or suppliers, or other delay not within the reasonable control of Contractor which prevents the transportation of necessary materials to the Project and actually delays the performance of the Work; provided, however, that suitable substitute transportation for such materials is not reasonably available. In the event Contractor fails to deliver to Owner either or both of the above-described written notices within the required fourteen (14) day period, then the extension of the Contract Time attributable to the delay for which such notices are required shall be decreased by one (1) day for each day (beyond the applicable fourteen (14) day period) Contractor fails to deliver any required notice to Owner. In the case of a continuing cause of delay of a particular nature, Contractor shall be required to make only one such request for extension with respect thereto. No delay of the Contract Time (or right on the part of Contractor to secure any such delay) pursuant to this Section 8.3.1 shall prejudice any right Owner may have under the Contract, or otherwise, to terminate the Contract.

§ 8.3.2 In addition to the increased time due to a delay set forth in Section 8.3.1, Contractor shall be entitled to a commensurate increase in the Contract Sum and Guaranteed Maximum Price for delays which impact the Schedule.

§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9   PAYMENTS AND COMPLETION
§ 9.1 CONTRACT SUM
The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.2 SCHEDULE OF VALUES
Where the Contract is based on a stipulated sum or Guaranteed Maximum Price, the Contractor shall submit to the Architect, before the first Application for Payment, a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the

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Contractor’s Applications for Payment. The schedule of values shall not constitute, or be construed as, a line item Guaranteed Maximum Price.

§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2, for completed portions of the Work. Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and shall reflect retainage if provided for in the Contract Documents.

§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in writing and in advance by the Owner and Lender, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures reasonably satisfactory to the Owner and Lender to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and the Lender’s security interest therein, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site in third party warehouses.

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that, to the best of the Architect’s knowledge, information and belief, the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION
§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Section 9.4.2 cannot

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be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of

.1	defective Work not remedied;

.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5	damage to the Owner or a separate contractor;

.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7	material failure to carry out the Work in accordance with the Contract Documents.

Notwithstanding the issuance of a Certificate for Payment, the Owner, may withhold payment for the reasons described in Sections 9.5.1.1 - 9.5.1.7, but shall make payment of amounts that are not in dispute.

§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld. All non-disputed amounts shall be paid to the Contractor within the time requirements of the
Contract Documents. In no event will Owner withhold more than 150% of any disputed amount or of the amount reasonably necessary to correct or address the reason for withholding. The Owner shall not be deemed to be in default of the Contract by reason of withholding payment while any of the grounds above in Section 9.5.1 remain uncured.

§ 9.5.3 If the Architect withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, and after providing five (5) days prior written notice to Contractor, issue joint checks to the Contractor and to any Subcontractor or material or equipment suppliers to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Architect and the Architect will reflect such payment on the next Certificate for Payment.

§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

§ 9.6.2 The Contractor shall pay each Subcontractor no later than seven days after receipt of payment from the Owner the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and material and equipment suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor, except as may otherwise be required by law.

§ 9.6.5 Contractor payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

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§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

§ 9.6.8 With each Application for Payment, Contractor shall furnish a conditional progress waiver and release of lien for itself, each Subcontractor who furnished labor, equipment, materials or services to the Project, and each materialman and vendor who furnished materials to the Project during the period covered by the Application for Payment. Upon each payment by Owner, Contractor shall execute, and cause all such materialman, vendors and Subcontractors to execute an unconditional progress waiver and release of lien acknowledging receipt of all payments due through the period covered by the previous Application for Payment for which payment was received by the Contractor. The conditional and unconditional lien releases shall be in statutory form, and provided Owner is making progress payments in accordance with the Contract Documents, Contractor shall deliver the executed unconditional releases to Owner with its next succeeding Application for Payment, including the Final Application for Payment to assure an effective waiver of mechanics' or materialmen's liens in compliance with the laws of the State of Arizona. In addition to providing lien releases, and provided Owner is making required progress payments in accordance with the Contract Documents, Contractor shall indemnify and hold Owner and Lender harmless from and against any and all liens and charges of every type, nature, kind or description which may at any time be filed or claimed against the Project, or any portion thereof, or the improvements situated thereon, including attorneys' fees, as a consequence, direct or indirect, of any act or omission of Contractor, its agents, servants, employees, suppliers, subcontractors, or any or all of them. Prior to commencement of Work as reasonably required by Owner or Lender, Contractor shall furnish to Owner and Lender an affidavit, subordination and lien waiver agreement executed by Contractor and each Subcontractor which has furnished and supplied or will furnish or supply materials and services in connection with the prosecution of the Work, which agreement shall be in a commercially reasonable form. To the extent not inconsistent with existing law, each party executing such agreement shall, prior to commencement of Work, agree to subordinate all of its liens for Work to be performed or materials to be furnished pursuant to the Contract Documents to the liens and security interests securing payment of any loan made for the Project by Lender, and shall furnish a release of all liens for Work performed and materials furnished up to the date of execution of such agreement to the extent such party has been paid. Further, each such party shall certify that all amounts owing to such party for the Work through the date of such agreement have been paid in full, or if not paid in full, such agreement shall set forth such amounts which have not been paid through the date of such agreement.

§ 9.6.9 If any lien, bonded stop notice or claim is recorded or served in connection with the Work for which the Contractor has been paid, Contractor shall, immediately and at its own expense, record or file, or cause to be recorded or filed, in the office of the county recorder in which the lien or claim was recorded, or with the person(s) on whom the bonded stop notice was served, a bond executed by a good and sufficient surety, and approved by Owner, in a sum equal to one hundred fifty percent (150%) of the amount of such lien, bonded stop notice or claim, which bond shall guarantee the payment of any amounts which the claimant may recover on the lien, bonded stop notice or claim, together with the claimant's costs of suit in the action if the claimant recovers therein.

§ 9.6.10 If Contractor fails to cause any lien to be removed in connection with the Work for which the Contractor has been paid (if payment is past due) from the Project or any bonded stop notices or other notices to be negated, Owner may employ whatever means it may, in its reasonable discretion, to cause the lien to be removed, and the effect of any bonded stop notices or other notices to be negated. Contractor shall, upon demand, reimburse Owner for all costs, including without limitation actual attorneys' fees incurred by Owner in connection with any suit, lien or bonded stop notice. Owner may offset any such costs against amounts otherwise owing to Contractor hereunder.

§ 9.7 FAILURE OF PAYMENT
§ 9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by binding dispute resolution, then the Contractor may, upon seven additional days’ written notice to the Owner and

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Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

§ 9.7.2 If Owner is entitled to reimbursement or payment from Contractor under or pursuant to the Contract Documents, such payments shall be made within thirty (30) days after demand by Owner. Notwithstanding anything contained in the Contract Documents to the contrary, if Contractor fails to promptly make any payment due Owner, or Owner incurs any costs and expenses to cure any default of Contractor or to correct defective Work, Owner shall have an absolute right to offset such amount against the Contract Sum and may, in Owner's sole discretion, elect either to: (1) deduct an amount equal to that which Owner is entitled from any payment then or thereafter due Contractor from Owner, or (2) issue a written notice to Contractor reducing the Contract Sum by an amount equal to that which Owner is entitled.

§ 9.8 SUBSTANTIAL COMPLETION
§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use and a temporary certificate of occupancy (or its functional equivalent) has been issued by the appropriate governmental agency.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor’s list, the Owner and Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.3.1.5 and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

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§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 Upon receipt of the Contractor’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner and Architect will promptly (but in no event later than ten (10) days after receipt of said notice and final Application for Payment and Contractor’s written request to Owner for final inspection) make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and Contractor shall not allow such insurance to be cancelled or to expire until it gives Owner at least 30 days’ prior written notice thereof, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment, (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner, and (6) all warranties, guarantees, operating manuals and record drawings for the Project. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees. Contractor’s obligations hereunder with respect to liens shall not apply to the extent the Owner’s breach of any payment obligations under the Contract Documents has resulted in such lien.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Owner and Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Owner and Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2	failure of the Work to comply with the requirements of the Contract Documents; or

.3	terms of special warranties required by the Contract Documents.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

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ARTICLE 10   PROTECTION OF PERSONS AND PROPERTY
§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS
The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 SAFETY OF PERSONS AND PROPERTY
§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to

.1	employees on the Work and other persons who may be affected thereby;

.2
the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3
other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss. If the Contractor fails to give such notices or fails to comply with such laws, ordinances, rules, regulations, and lawful orders, it shall to the extent due to such failures be liable for and shall indemnify, defend (at Contractor's sole cost, and with legal counsel reasonably approved by Owner) and hold harmless the Owner, Project Manager and their respective employees, officers, and agents, against any resulting fines, penalties, judgments, or damages, including reasonable attorneys' fees, imposed on or incurred by Owner.

§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities. The Contractor shall promptly report to the Owner in writing all accidents arising out of or in connection with the Work that cause death, personal injury, or property damage. The report shall give full details, including statements of witnesses, hospital reports, and other information in the possession of the Contractor. In addition, in the event of any serious injury or damage, the Contractor shall immediately notify the Owner by telephone of such accident.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to the extent of the negligence or willful misconduct of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 INJURY OR DAMAGE TO PERSON OR PROPERTY
If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

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§ 10.3 HAZARDOUS MATERIALS
§ 10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

§ 10.3.2 Upon receipt of the Contractor’s written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum and Guaranteed Maximum Price shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and start-up.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall defend, indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for materials or substances required by the Contract Documents, except to the extent of the Contractor’s fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Contractor shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.

§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify and defend the Contractor for all cost and expense thereby incurred.

§ 10.4 EMERGENCIES
In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

ARTICLE 11   INSURANCE AND BONDS
§ 11.1 CONTRACTOR’S LIABILITY INSURANCE THIS ARTICLE 11 IS STILL SUBJECT TO REVIEW BY SKANSKA RISK MANAGEMENT
§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies to which Owner has no reasonable objection, which have a Best’s Rating of “A/VIII” or above and which are lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor’s operations and completed operations under

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the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1	Claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;

.2	Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;

.3	Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;

.4	Claims for damages insured by usual personal injury liability coverage;

.5	Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property;

.6	Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

.7	Claims for bodily injury or property damage arising out of completed operations; and

.8	Claims involving contractual liability insurance applicable to the Contractor’s obligations under Section 3.18.

§ 11.1.2 The insurance required by Section 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, shall be written on an occurrence basis, shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment, and, with respect to the Contractor’s completed operations coverage, until the expiration of the period for correction of Work or for such other period for maintenance of completed operations coverage as specified in the Contract Documents.

§ 11.1.3 Certificates of insurance reasonably acceptable to the Owner, and copies of the insurance policies if requested in writing, shall be filed with the Owner and the additional insureds at least ten (10) days prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 and thereafter upon renewal or replacement of such coverage until the expiration of the time required by Section 11.1.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness upon Owner’s written request. Upon receipt of any notice of cancellation or alteration, Contractor, within ten (10) days, shall procure other policies of insurance, similar in all material respects to the policy or policies, about to be canceled or altered; and, if Contractor fails to provide, procure and deliver acceptable policies of insurance or satisfactory evidence thereof, in accordance with the terms hereof, then at Owner 's option, Owner may obtain such insurance at the cost and expense of Contractor without the need of any notice to Contractor. The Contractor shall provide written notification to the Owner of the cancellation or expiration of any insurance required by Section 11.1. The Contractor shall provide such written notice within five (5) days of the date the Contractor is first aware of the cancellation or expiration, or is first aware that the cancellation or expiration is threatened or otherwise may occur, whichever comes first.

§ 11.1.4 The Contractor shall cause the commercial liability coverage required by the Contract Documents to include (1) the Owner, the Lender, as additional insureds for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s completed operations.

§ 11.2 OWNER’S LIABILITY INSURANCE
The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

§ 11.3 PROPERTY INSURANCE
§ 11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract Modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person

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or entity other than the Owner has an insurable interest in the property required by this Section 11.3 to be covered, whichever is later. This insurance shall include the Owner, the Contractor, Subcontractors and Sub-subcontractors in as insured.

§ 11.3.1.1 Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss.

§ 11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance that will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.

§ 11.3.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles, unless the loss was caused by Contractor and/or its Subcontractors of any tier, then Contractor shall be responsible for a deductible up to Ten Thousand Dollars and Zero Cents ($10,000.00).

§ 11.3.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

§ 11.3.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.3.2 BOILER AND MACHINERY INSURANCE [Intentionally Deleted]

§ 11.3.3 LOSS OF USE INSURANCE [Intentionally Deleted]

§ 11.3.4 [Intentionally Deleted]

§ 11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.3.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ 11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy, to the extent the issuing insurance company will so provide without additional material cost, shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor.

§ 11.3.7 WAIVERS OF SUBROGATION
The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered and paid by property insurance obtained pursuant to this Section 11.3 or other property insurance applicable to the Work, except such rights as they have to

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proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 11.3.8 A loss insured under the Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

§ 11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or as determined in accordance with the method of binding dispute resolution selected in the Agreement between the Owner and Contractor. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7. Owner shall not have any responsibility to any party other than Contractor with respect to the proceeds of any insurance policy. After a loss, Owner may choose to terminate the Contract for convenience as described herein, or continue with the construction of the Project. If after such loss no other special agreement is made and unless Owner terminates the Contract for convenience, replacement of damaged property shall be performed by Contractor after notification of a change in the Work in accordance with Article 7.

§ 11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power; if such objection is made, the dispute shall be resolved in the manner selected by the Owner and Contractor as the method of binding dispute resolution in the Agreement. If the Owner and Contractor have selected arbitration as the method of binding dispute resolution, the Owner as fiduciary shall make settlement with insurers or, in the case of a dispute over distribution of insurance proceeds, in accordance with the directions of the arbitrators.

§ 11.4 PERFORMANCE BOND AND PAYMENT BOND
§ 11.4.1 The Owner, as an addition to the Cost of the Work and Guaranteed Maximum Price, shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

§ 11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

ARTICLE 12   UNCOVERING AND CORRECTION OF WORK
§ 12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Architect, be uncovered for the Architect’s examination and be replaced at the Contractor’s expense without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered that the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, such costs and the cost of correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

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§ 12.2 CORRECTION OF WORK
§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION
The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense, except as may be reimbursable from the Construction Contingency.

§ 12.2.2 AFTER SUBSTANTIAL COMPLETION
§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly at Contractor’s sole expense after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails promptly to notify the Contractor in writing, as required under Section 3.5.2, and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.

§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work that is not in accordance with the requirements of the Contract Documents.

§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

§ 12.2.6 Nothing contained in this Contract shall in any way limit the right of Owner to assert claims for damages resulting from patent or latent defects in the Work for the period of limitations prescribed by Arizona law, and the foregoing shall be in addition to any other rights and remedies Owner may have hereunder or at law or in equity.

§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13   MISCELLANEOUS PROVISIONS
§ 13.1 GOVERNING LAW
The Contract shall be governed by the law of the State of Arizona except that, if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 15.4.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to covenants, agreements and obligations contained in the Contract Documents. Contractor may not assign, in whole or in part, the Contract without first obtaining the written consent of the Owner, which consent may be withheld in Owner’s sole discretion.

§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

§ 13.3 WRITTEN NOTICE
Written notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.

§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach there under, except as may be specifically agreed in writing.

§ 13.4.3 Notwithstanding any other provision to the contrary contained in the Contract Documents, provided that Owner continues to make payments of amounts not in dispute in accordance with the provisions of the Contract Documents, during all disputes, actions or claims and other matters in question arising out of, or relating to, the Contract Documents or the breach thereof, Contractor shall carry on the Work and maintain the Schedule, unless otherwise agreed between Contractor and Owner in writing.

§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Contractor.

§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner’s expense.

§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses shall be at the Contractor’s expense.

§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.6 INTEREST
Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the rate of six percent (6%) per annum, not to exceed the maximum rate permitted by law.

§ 13.7 TIME LIMITS ON CLAIMS
The Owner and Contractor shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in the Agreement within the time period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Contractor waive all claims and causes of action not commenced in accordance with this Section 13.7.

§ 13.8 CONFIDENTIALITY
§13.8.1 The Contractor and Owner entered into that certain Nondisclosure Agreement dated as of November 19, 2015 (“NDA”) in order to protect certain confidential information of Owner, as further set forth in the NDA. Contractor and Owner hereby incorporate the terms, provisions and obligations of the NDA in these General Conditions.

ARTICLE 14   TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:

.1	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;

.2	An act of government, such as a declaration of national emergency that requires all Work to be stopped;

.3
Because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

.4	The Owner has failed to furnish to the Contractor promptly, upon the Contractor’s request, reasonable evidence as required by Section 2.2.1.

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract (provided, however, if Owner commences the cure within such seven (7)-day period and thereafter diligently pursues such cure to completion, no default shall be deemed to have occurred) and recover from the Owner payment for Work executed, including Contractor’s Fee and general conditions costs on such work, costs incurred by reason of such termination, and damages.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has repeatedly failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor

.1	repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2	fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3	repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or

.4	otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2 When any of the above reasons exist, the Owner may, by written notice, demand that the Contractor cure the default. If Contractor fails to commence and diligently pursue curing the default within seven (7) days after receipt of said written notice, the Owner, upon certification by the Initial Decision Maker that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner, terminate employment of the Contractor and may, subject to any prior rights of the surety:

.1	Exclude the Contractor from the site and take possession of all materials, and equipment stored on the site that are intended to be incorporated into the Work;

.2	Accept assignment of subcontracts pursuant to Section 5.4; and

.3
Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and direct damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Initial Decision Maker, upon application, and this obligation for payment shall survive termination of the Contract. The costs of finishing the Work include, without limitation, all reasonable attorneys' fees, additional insurance premiums, additional interest because of any delay in completing the Work, and all other direct costs incurred by the Owner by reason of the termination of the Contractor as stated herein.

§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ 14.3.2 The Contract Sum, Guaranteed Maximum Price and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum and Guaranteed Maximum Price shall include profit. No adjustment shall be made to the extent

.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

.2	that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall

.1	cease operations as directed by the Owner in the notice;

.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

.3
except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

AIA Document A201™ – 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:34:54 on 02/02/2016 under Order No.5763238807_1 which expires on 09/23/2016, and is not for resale.
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§ 14.4.3 In case of such termination for the Owner’s convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, including termination payments to subcontractors and demobilization costs, along with Contractor’s Fee on the Work not executed.

ARTICLE 15   CLAIMS AND DISPUTES
§ 15.1 CLAIMS
§ 15.1.1 DEFINITION
A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 15.1.2 NOTICE OF CLAIMS
Claims by either the Owner or Contractor must be initiated by written notice to the other party and to the Initial Decision Maker with a copy sent to the Architect, if the Architect is not serving as the Initial Decision Maker. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 15.1.3 CONTINUING CONTRACT PERFORMANCE
Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents. The Architect will prepare Change Orders and issue Certificates for Payment in accordance with the decisions of the Initial Decision Maker.

§ 15.1.4 CLAIMS FOR ADDITIONAL COST
If the Contractor wishes to make a Claim for an increase in the Contract Sum and/or the Guaranteed Maximum Price, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 15.1.5 CLAIMS FOR ADDITIONAL TIME
§ 15.1.5.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 15.1.5.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.

§ 15.1.6 CLAIMS FOR CONSEQUENTIAL DAMAGES
The Contractor and Owner waive Claims against each other for consequential, indirect, special, punitive or exemplary damages arising out of or relating to this Contract. This mutual waiver includes, without limitation

.1
damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2
damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential, indirect, special, punitive or exemplary damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 15.1.6 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 15.2 INITIAL DECISION
§ 15.2.1 Claims, excluding those arising under Sections 10.3, 10.4, 11.3.9, and 11.3.10, shall be referred to the Initial Decision Maker for initial decision. The Architect will serve as the Initial Decision Maker, unless otherwise indicated in the Agreement. Except for those Claims excluded by this Section 15.2.1, an initial decision shall be required as a condition precedent to mediation of any Claim arising prior to the date final payment is due, unless 30

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days have passed after the Claim has been referred to the Initial Decision Maker with no decision having been rendered. Unless the Initial Decision Maker and all affected parties agree, the Initial Decision Maker will not decide disputes between the Contractor and persons or entities other than the Owner.

§ 15.2.2 The Initial Decision Maker will review Claims and within ten days of the receipt of a Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Initial Decision Maker is unable to resolve the Claim if the Initial Decision Maker lacks sufficient information to evaluate the merits of the Claim or if the Initial Decision Maker concludes that, in the Initial Decision Maker’s sole discretion, it would be inappropriate for the Initial Decision Maker to resolve the Claim.

§ 15.2.3 In evaluating Claims, the Initial Decision Maker may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Initial Decision Maker in rendering a decision. The Initial Decision Maker may request the Owner to authorize retention of such persons at the Owner’s expense.

§ 15.2.4 If the Initial Decision Maker requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Initial Decision Maker when the response or supporting data will be furnished or (3) advise the Initial Decision Maker that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Initial Decision Maker will either reject or approve the Claim in whole or in part.

§ 15.2.5 The Initial Decision Maker will render an initial decision approving or rejecting the Claim, or indicating that the Initial Decision Maker is unable to resolve the Claim. This initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) notify the parties and the Architect, if the Architect is not serving as the Initial Decision Maker, of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution.

§ 15.2.6 Either party may file for mediation of an initial decision at any time, subject to the terms of Section 15.2.6.1.

§ 15.2.6.1 Either party may, within 30 days from the date of an initial decision, demand in writing that the other party file for mediation within 60 days of the initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision.

§ 15.2.7 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

§ 15.2.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 15.3 MEDIATION
§ 15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract except those waived as provided for in Sections 9.10.4, 9.10.5, and 15.1.6 shall be subject to mediation as a condition precedent to binding dispute resolution, excluding any equitable proceeding for emergency relief to prevent irreparable harm or the filing of any lawsuit or recording of any legal document that may be necessary to preserve a party’s rights under applicable law..

§ 15.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending

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mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section 15.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 15.3.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the City of San Diego, California, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

§ 15.4 ARBITRATION
§ 15.4.1 If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in the City of San Diego, California, in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement, and venue for such proceedings shall be in the City of San Diego, California. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

§ 15.4.1.1 A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations. For statute of limitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

§ 15.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ 15.4.3 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 15.4.4 CONSOLIDATION OR JOINDER
§ 15.4.4.1 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 15.4.4.2 Either party, at its sole discretion, may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 15.4.4.3 The Owner and Contractor grant to any person or entity made a party to an arbitration conducted under this Section 15.4, whether by joinder or consolidation, the same rights of joinder and consolidation as the Owner and Contractor under this Agreement.

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SCHEDULE 1

APPROVED PRESS RELEASE

SKANSKA

Press Release

November 4, 2015

Skanska awarded $55.9 million contract to build new Hilton-affiliated boutique hotel in downtown Portland

PORTLAND, Ore. – Skanska USA, one of the world's leading construction and development firms, announced it has been awarded a $55.9 million contract by The Widewaters Group to construct the Porter Hotel in downtown Portland.

The full value of the contract will be included in Skanska USA Building's Q4 2015 order bookings. The architect of record is HC Architecture of Atlanta.

Construction will begin this fall with completion in fall 2017.

###

For further information, please contact:
Jay Weisberger, Skanska, 206.494.5469, jay.weisberger@skanska.com
Dianne Danowski Smith, Publix NW for Skanska, 503.201.7019, dianne@publixnw.com

This and previous releases can also be found at www.usa.skanska.com

Skanska USA is one of the largest, most financially sound construction and development companies in the U.S., serving a broad range of clients including those in transportation, power, industrial, water/wastewater, healthcare, education, sports, data centers, government, aviation and commercial. Headquartered in New York with offices in 34 metro areas, we have more than 10,000 employees committed to being leaders in safety, project execution, sustainability, ethics and people development. In 2014, our work in building construction, civil and power/industrial construction, commercial development and infrastructure development (public-private partnerships) generated $7.3 billion in revenue. Global revenue of parent company Skanska AB, headquartered in Stockholm and listed on the Stockholm Stock Exchange, totaled $21 billion in 2014. Skanska shares are publicly traded in the U.S. on the OTC market under the symbol SKBSY through a Level I American Depository Receipt program.

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